SCHEDULE 14A INFORMATION
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule

BF Enterprises, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

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BF ENTERPRISES, INC.

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

Time:

           Tuesday, May 13, 2003
           9:30 a.m. (Eastern Daylight Time)

Place:

           Hyatt Regency Westshore Hotel
           6200 Courtney Campbell Causeway
           Tampa, Florida 33607

Purpose:

•	To elect five directors to hold office until the next annual meeting of stockholders or until their successors are elected. The present Board of Directors intends to nominate the following individuals for election as directors: Brian P. Burns, Daniel S. Mason, Ralph T. McElvenny, Jr., Charles E.F. Millard and Paul Woodberry.

•	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Record Date:

Only stockholders of record at the close of business on March 28, 2003 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement of the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

CAROL L. YOUNG, Secretary

San Francisco, California

This notice of meeting and proxy statement and accompanying proxy card are being distributed beginning on or about April 11, 2003.

— IMPORTANT —

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

THANK YOU FOR ACTING PROMPTLY.

NOMINATION AND ELECTION OF DIRECTORS
BENEFICIAL STOCK OWNERSHIP
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
INDEPENDENT PUBLIC ACCOUNTANTS
ANNUAL REPORT TO SEC
STOCKHOLDER PROPOSALS
OTHER MATTERS
REPORT OF INDEPENDENT AUDITORS
REPORT OF INDEPENDENT ACCOUNTANTS
PART III
SIGNATURES

BF ENTERPRISES, INC.

PROXY STATEMENT

2002 FINANCIAL INFORMATION

ATTACHED AS APPENDIX A

INTRODUCTION

      The enclosed proxy is solicited on behalf of the present Board of Directors (sometimes referred to as the “Board”) of BF Enterprises, Inc., a Delaware corporation (the “Company”), the principal executive offices of which are located at 100 Bush Street, Suite 1250, San Francisco, California 94104. The approximate date on which this proxy statement and the enclosed proxy are being mailed to the Company’s stockholders is April 11, 2003. The proxy is solicited for use at the Annual Meeting of Stockholders (the “Meeting”) to be held at 9:30 a.m. on Tuesday, May 13, 2003, at the Hyatt Regency Westshore Hotel, Tampa, Florida.

      Only holders of record of the Company’s $.10 par value common stock (“Common Stock”) on March 28, 2003 will be entitled to vote at the Meeting and any adjournment or postponement of the Meeting. At the close of business on March 28, 2003, there were 3,520,346 shares of Common Stock outstanding. Each stockholder will be entitled to one vote per share of Common Stock held on each proposal considered at the Meeting. A majority of the outstanding shares of Common Stock will constitute a quorum at the Meeting. Shares of Common Stock held by persons who abstain from voting and broker “non-votes” will be counted in determining whether a quorum is present at the Meeting.

      A stockholder submitting a proxy in the form accompanying this proxy statement has the power to revoke the proxy prior to its exercise. A proxy can be revoked by an instrument of revocation delivered prior to the Meeting to the Secretary of the Company, by a duly executed proxy bearing a date later than the date of the proxy being revoked, or at the Meeting if the stockholder is present and elects to vote in person.

      The cost of soliciting proxies will be borne by the Company. Solicitations may be made by directors, officers or employees of the Company by telephone or personal interview, as well as by mail. Solicitation by such persons will be made on a part-time basis, and no special compensation other than reimbursement of actual expenses incurred in connection with such solicitation will be paid.

      The Company meets the definition of a small business issuer under regulations promulgated by the Securities and Exchange Commission (the “SEC”).

PROPOSAL ONE

NOMINATION AND ELECTION OF DIRECTORS

Nominees of the Present Board of Directors

      The full Board of Directors, consisting of five directors, will be elected at the Meeting to hold office until the next annual meeting or until the directors’ successors are elected. It is intended that the proxies will be voted for the election of the five nominees named below. All five of the nominees are presently directors of the Company. The present term of office of all directors will expire upon election of directors at the Meeting.

      The proxies cannot be voted for more than five persons. Should any nominee become unavailable to serve as a director for any reason, proxies will be voted for the balance of those named and such substitute nominee as may be selected by the Board. The Board does not expect any nominee to become unavailable. The affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy at the Meeting and entitled to vote is necessary to elect each nominee. Proxies solicited by the Board will be voted “FOR” the election of the five nominees named below unless stockholders specify in their proxies to the contrary. Shares of Common Stock held by persons who abstain from voting and broker non-votes will not be voted for or against any of the nominees. Shares held by persons abstaining will be counted in determining whether a quorum is present for the purpose of voting for the election of directors and broker non-votes will also be counted for this purpose.

      The following table lists the name and age of each person nominated by the Board for election as a director and all positions and offices with the Company held by the nominee.

Name	Age	Position with the Company in Addition to Director

Brian P. Burns	66	Chairman of the Board, President and Chief Executive Officer
Daniel S. Mason	54
Ralph T. McElvenny, Jr	61
Charles E.F. Millard	69
Paul Woodberry	75	Executive Vice President

      Messrs. Burns and Woodberry were first elected to office in May 1987. Messrs. McElvenny and Millard have served as directors of the Company since June 1987. Mr. Mason was elected a director on October 16, 1996.

      Mr. Burns has been Chairman of the Board of Directors and Chief Executive Officer of the Company since May 1987, and President since March 1988. He is a director and member of the Finance Committee of Kendall-Jackson Winery. Mr. Burns also is a director of Joseph P. Kennedy Enterprises, Inc. of New York City. Mr. Burns is the father of Brian P. Burns, Jr., who currently serves as Senior Vice President — Administration and Corporate Development of the Company.

      Mr. Mason was the managing partner of the San Francisco law firm of Furth, Fahrner & Mason for more than the five years preceding May 15, 2000. Since May 16, 2000, Mr. Mason has been the managing partner of the San Francisco offices of the law firm Zelle, Hofmann, Voelbel, Mason & Gette LLP.

      Mr. McElvenny has been Chairman of the Board of Directors and Chief Executive Officer of Golden Oil Company (“Golden”), a natural resources exploration and production company with principal offices in Houston and Tulsa, and predecessor companies for more than the past five years. He also served as Chief Executive Officer of Cobb Resources Corporation (“Cobb”), an oil and gas exploration and production company in which Golden is a substantial shareholder, from October 1990 until March 1992, when Cobb shareholders approved the sale of Cobb’s oil and gas assets to Golden. For more than the past five years, Mr. McElvenny also has been Chairman of the Board of Directors and Chief Executive Officer of USR Industries, Inc., a diversified holding company based in Houston.

      Mr. Millard has been managing partner of Millard/ O’Reilly Enterprises, a Fairfield, Connecticut firm engaged in real estate, investments and consulting for more than the past five years. Mr. Millard also is President of Sanctuary Ventures, Ltd., a private real estate and investment firm.

      Mr. Woodberry has been Executive Vice President of the Company since May 1987, served as Chief Financial Officer of the Company from May 1987 to August 2002, and served as Treasurer of the Company from May 1987 to May 1992. For more than the past five years, he has been a consultant to Alleghany Corporation; an asset management company based in New York, and certain of its subsidiaries, and has devoted a majority of his time to such activities. He is a director of certain subsidiaries of Alleghany Corporation, including World Minerals, Inc. and Alleghany Properties, Inc.

The Board and Committees

      The Board of Directors has standing Audit, Compensation and Executive Committees. The Board currently has no standing nominating committee.

      The Audit Committee, currently composed of Messrs. McElvenny (Chairman), Millard, and Mason, all of whom are independent in accordance with the applicable rules of the NASD, met three times during 2002. In addition, Mr. Burns, as Chairman of the Board, and members of the Audit Committee met from time to time with the Company’s internal finance and accounting staff and with representatives of Ernst & Young LLP, the Company’s independent auditors. The function of the Audit Committee is to recommend to the full Board of Directors the firm to be retained by the Company as its independent auditors, to consult with the auditors with regard to the scope of audit practices and the plan of audit, the results of the audit and the audit report, to review the financial statements and earnings release for each calendar quarter, to confer with the auditors with regard to the adequacy of internal accounting controls and to consider the impact that other services provided by the independent auditing firm might have on said firm’s independence.

      The Compensation Committee, currently composed of Messrs. Millard (Chairman) and McElvenny, met once during 2002. In addition, Mr. Millard, as Chairman, met from time to time with the Chairman of the Board to review and consider various compensation matters. The function of the Compensation Committee is to recommend to the full Board of Directors compensation arrangements for the Company’s senior management and the adoption of any compensation plans in which officers and directors are eligible to participate, and to review and advise the full Board of Directors with respect to trends in management compensation.

      The Executive Committee, currently composed of Messrs. Burns (Chairman), McElvenny and Millard, did not meet during 2002. The Executive Committee has all of the powers of the Board of Directors, with certain specific exceptions required by Delaware law.

      The Board met four times during 2002. Each director attended at least 75% of the meetings of the Board and committees of the Board on which he served.

Report of the Audit Committee

      The Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2002.

      The Committee has discussed with its independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

      The Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors’ independence.

      Based on the reviews and discussions referred to above, the Committee recommends to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002.

AUDIT COMMITTEE

Ralph T. McElvenny, Jr., Chairman
Charles E.F. Millard
Daniel S. Mason

Executive Officers

      The executive officers of the Company are:

Name	Age	Office

Brian P. Burns	66	Chairman of the Board, President and Chief Executive Officer
Paul Woodberry	75	Executive Vice President
Stuart B. Aronoff	70	Senior Vice President — Operations and Assistant Secretary
Brian P. Burns, Jr.	38	Senior Vice President — Administration and Corporate Development
S. Douglas Post	62	Chief Financial Officer, Vice President, Treasurer and Controller

      Mr. Aronoff has been Senior Vice President — Operations and Assistant Secretary of the Company since May 1987.

      Mr. Burns, Jr. is the son of Brian P. Burns, Chairman, President and Chief Executive Officer of the Company. He has served as Senior Vice President of Administration and Corporate Development since January 2003. Prior to this position, Mr. Burns, Jr. worked, from January 2001 until December 2002, as an independent consultant providing corporate development services to various clients, including the Company. From January 2000 until December 2000, Mr. Burns, Jr. was employed as Vice President of Administration and Corporate Development of eMarketplace, Inc., an Internet incubator holding company. From February 1999 until December 1999, Mr. Burns, Jr. was employed as a Vice President of Gateway Advisors, a financial advisory firm. From August 1996 until September 1998, Mr. Burns, Jr. was employed by Neurex Corporation, a biopharmaceutical company, in a variety of positions, including Associate General Counsel. On June 17, 1999 and prior to his current employment, Mr. Burns, Jr. consented, without admitting or denying the allegations of a civil action by the SEC (No. 1:99CV01546)(the “Action”), to an order enjoining him from future violations of Section 10(b) of the Securities and Exchange Act of 1934 and requiring him to pay (i) a civil penalty and (ii) that portion of the profits realized by the other defendants who were unable to pay by way of disgorgement. The Action alleged that Mr. Burns, Jr. and the other defendants violated certain provisions of the Federal securities laws. The Action did not allege that Mr. Burns, Jr. received any pecuniary benefit from the alleged conduct.

      Mr. Post has been Chief Financial Officer of the Company since August 2002, Vice President since July 1991, Treasurer since March 1998 and Controller since May 1987.

      All of the executive officers serve at the pleasure of the Board of Directors, subject to the terms of employment agreements, if any, relating to certain of such officers; see “Compensation of Executive Officers and Directors — Employment Agreement, Termination of Employment and Change in Control Arrangements” below.

BENEFICIAL STOCK OWNERSHIP

      The following table sets forth information, as of March 28, 2003, concerning beneficial ownership of Common Stock, the Company’s only class of equity securities currently outstanding, by (i) the only persons known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock, (ii) all directors, (iii) the Chief Executive Officer and (iv) all directors and executive officers as a group.

	Shares of		Percent of
Name of	Common Stock		Common
Beneficial Owner	Beneficially Owned(1)		Stock

Brian P. Burns	1,873,338	(2)	49.5	%(2)
100 Bush Street San Francisco, CA 94104
Frederick P. Furth	690,000	(3)	19.6	%(3)
201 Sansome Street San Francisco, CA 94104
Thomas Nebel	270,540	(4)	7.7	%(4)
9502 Northeast 13th Street Clyde Hill, WA 98004
Jeffrey T. and Karen T. Nebel	200,000		5.7%
2055 94th Ave., N.E Bellevue, WA 98004
Stuart B. Aronoff	194,495	(5)	5.4	%(5)
2652 Pierce Street San Francisco, CA 94123
J. Stephen Schaub	184,595	(6)	5.2	%(6)
9 S. Washington Street — Suite 500 Spokane, WA 99201
Daniel S. Mason	17,000	(7)	*
Ralph T. McElvenny, Jr.	23,000	(8)	*
Charles E.F. Millard	26,000	(8)	*
Paul Woodberry	152,088	(9)	4.2	%(9)
All directors and executive officers as a group (8 persons)(2)(5)(7)(8)(9)(10)	2,423,296		58.8%

*	Less than 1%

(1)	Named persons have sole voting and investment power, except as otherwise indicated.

(2)	Includes 262,000 shares subject to presently exercisable options. Also includes 678,200 shares owned by Frederick P. Furth, as to which Mr. Burns holds an irrevocable proxy until May 31, 2005, and as to which Mr. Burns disclaims beneficial ownership. Excludes all shares now or hereafter owned by Messrs. Paul Woodberry, Stuart Aronoff, Douglas Post and certain others as to which shares Mr. Burns has rights of first refusal with respect to future sales. An aggregate amount of 199,883 of the outstanding shares of Common Stock currently are subject to these rights.

(3)	Includes 11,800 shares owned by the Furth Foundation, a charitable foundation of which Mr. Furth is Chairman of the Board of Directors, as to which shares Mr. Furth has shared voting and dispositive powers. Mr. Furth has granted Mr. Burns an irrevocable proxy to vote all of his shares (excluding shares held by the Furth Foundation) during the period ending May 31, 2005.

(4)	Includes 50,478 shares as to which Mr. Nebel has shared voting and dispositive powers with his wife, and 220,062 shares as to which he has sole voting and dispositive powers.

(5)	Consists of (i) 119,795 shares owned by a trust of which Mr. Aronoff and his wife are co-trustees, in which capacities Mr. and Mrs. Aronoff share voting and investment power with respect to all such shares, (ii) 700 shares owned by Mr. Aronoff’s wife as to which he disclaims beneficial ownership, and (iii) 74,000 shares subject to presently exercisable options.

(6)	Includes 181,004 shares as to which Mr. Schaub has sole voting and dispositive power and 3,591 shares as to which he has shared dispositive power but no voting power, and includes 3,591 shares as to which Mr. Schaub disclaims beneficial ownership.

(7)	Includes (i) 2,000 shares as to which Mr. Mason has shared voting and dispositive powers with his wife, and (ii) 15,000 shares subject to presently exercisable options.

(8)	Includes 21,000 shares subject to presently exercisable options.

(9)	Consists of (i) 48,088 shares owned by a trust of which Mr. Woodberry and his wife are co-trustees, in which capacities Mr. and Mrs. Woodberry share voting and investment power with respect to all such shares, and (ii) 104,000 shares subject to presently exercisable options.

(10)	Includes 103,500 shares subject to presently exercisable options, in addition to those described in the foregoing footnotes, held by two executive officers.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation of Executive Officers

      The following table sets forth the total compensation that the Company paid or accrued to its executive officers, Brian P. Burns, Stuart B. Aronoff, and S. Douglas Post during fiscal years 2002, 2001 and 2000. No other executive officer of the Company received salary and bonus in excess of $100,000 for services rendered in all capacities to the Company during 2002, 2001 and 2000.

Summary Compensation Table

		ANNUAL COMPENSATION			ANNUAL COMPENSATION

					AWARDS		PAYOUTS

				OTHER		SECURITIES		ALL
				ANNUAL	RESTRICTED	UNDERLYING		OTHER
				COMPEN-	STOCK	OPTIONS/	LTIP	COMPEN-
		SALARY	BONUS	SATION	AWARDS	SARs	PAYOUTS	SATION
NAME AND PRINCIPAL POSITION	YEAR	($)	($)(1)	($)	($)	(#)	($)	($)(2)

Brian P. Burns	2002	$295,000	$65,000	—	—	—	—	$20,000
Chairman of the Board,	2001	295,000	100,000	—	—	—	—	17,000
President and Chief Executive Officer	2000	295,000	—	—	—	—	—	17,000
Stuart B. Aronoff	2002	110,000	15,000	—	—			11,000
Senior Vice President —	2001	110,000	25,000	—	—	—	—	11,000
Operations	2000	110,000	—	—	—	—	—	11,000
S. Douglas Post	2002	125,000	30,000	—	—	—	—	12,500
Chief Financial Officer,	2001	110,000	35,000	—	—	—	—	11,000
Vice President and	2000	110,000	—	—	—	—	—	11,000
Treasurer

(1)	Amounts accrued in the year indicated and paid in the following year.

(2)	Amounts accrued in 2002, 2001 and 2000 on behalf of Messrs. Burns, Aronoff, and Post as fully vested contributions to the Company’s Profit Sharing Plan, a defined contribution plan.

Option Grants during 2002

      No options were granted to any of the Company’s executive officers, during the fiscal year ended December 31, 2002.

Aggregated Option/SAR Exercises in Last Fiscal Year

and Fiscal Year-End Option/SAR Values

	Number of Securities
	Underlying Unexercised		Value of Unexercised In-the-
	Options/SARs at Fiscal		Money Options/SARs at
	Year-End(#)		Fiscal Year-End($)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Brian P. Burns	262,000	0	$827,622	0
Stuart B. Aronoff	74,000	0	253,606	0
S. Douglas Post	68,500	0	221,124	0

      In 2001, the Company’s Board adopted a stock option loan program whereby employees, executive officers, and directors of the Company may borrow, in connection with the exercise of stock options of the Company, an amount equal to the cost of the option exercise plus any withholding taxes resulting from the exercise of such stock option (less the par value of the

Common Stock being acquired) (“Option Loan Program”). All loans provided under the Option Loan Program are evidenced by full-recourse promissory notes that are secured by the shares issued in connection with the option exercises. The principal amount of the notes bear interest at the Applicable Federal Rates in effect at the time the notes are issued. Interest on the notes is due annually on the anniversary date of each note and principal of the notes and accrued but unpaid interest is due upon the earlier of (1) the fifth anniversary of the issuance of each note; or (2) the sale of the shares purchased in connection with the exercise of options. During 2002, each of the following named executive officers participated in the Option Loan Program, and the highest aggregate indebtedness to the Company for each participant was as follows: Mr. Burns — $688,866; Mr. Aronoff — $94,601 and Mr. Post — $90,988.

      Effective July 30, 2002, under Section 402 of the Sarbanes-Oxley Act and Section 13 (k) of the 1934 Act, as amended, the Company was prohibited from extending any further loans to executive officers and directors under the Option Loan Program. Current loans outstanding under the Option Loan Program to executive officers and directors remain in full force and effect.

Employment Agreement, Termination of Employment and Change in Control Arrangements

      Brian P. Burns, Chairman of the Board, President, and Chief Executive Officer, has an employment agreement with the Company terminating December 31, 2004 (“Term”), pursuant to which Mr. Burns is eligible to receive an annual salary of $295,000, effective January 1, 2000; provided, however, Mr. Burns proposed, and the Board agreed, to reduce his salary from $295,000 to $265,000, effective January 1, 2003. Under this employment agreement, Mr. Burns also is eligible to receive an annual cash bonus not exceeding his base salary. The amount of any bonus is determined by the Board of Directors in its discretion based on Mr. Burns’ performance during the applicable year. In the event Mr. Burns employment is terminated involuntarily other than for cause, or voluntarily in his absolute sole discretion within 180 days following a change in control (as defined in the employment agreement) of the Company, Mr. Burns will be paid the sum of (1) all accrued base salary, bonus compensation, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which Mr. Burns is a participant to the full extent of his rights under such plans, accrued vacation pay, and any appropriate business expenses incurred by him, all to the date of termination, and (2)(i) a lump sum amount equal to Mr. Burns’ base salary (at the rate payable at the date of termination) through the remaining term of the employment agreement, plus (ii) an amount equal to his base salary (at the rate payable at the date of termination) in lieu of a bonus; provided, however, in no event shall such aggregate under clause (2) above be less than two times his base salary. In the event of disability, Mr. Burns will also be entitled to receive 75% of the base salary remaining on his employment contract, minus amounts received from long-term disability insurance provided by the Company and, in the event of death, the Company will continue to pay Mr. Burns estate or assignee, as applicable, 100% of the base salary through the Term of his employment agreement. Mr. Burns will also be eligible to receive certain other benefits.

Compensation of Directors

      Each director of the Company who is not also an employee of the Company receives an annual fee of $10,000 for services as a director and $750 for each board meeting attended. Outside directors also receive annual fees of $2,500 as chairman and $1,500 as a member of the Executive, Audit and Compensation Committees. Directors receive reimbursement for travel and other expenses directly related to activities as directors, and outside directors receive an additional $500 for each Board meeting they attend which is held more than three hours’ air travel from their residences. In addition, in 2001 the Company expanded the eligibility of its Supplemental Medical/ Dental Plan, which provides for the reimbursement of certain medical and dental expenses up to an annual current maximum of $25,000, to include non-employee directors of the Company.

      The Company’s 1994 Stock Option Plan for Outside Directors (the “Outside Directors’ Plan”), which was approved by the Company’s stockholders on May 5, 1994, provides for the periodic, automatic granting of non-qualified stock options to non-employee directors of the Company (currently Messrs. Mason, McElvenny and Millard) on the date each person is elected or appointed a director (or, for Messrs. McElvenny and Millard, on May 5, 1994) and thereafter on the date of each annual meeting of stockholders at which he or she, having served at least one year as a non-employee director, is re-elected a director. The initial grant is a non-qualified option for the purchase of 5,000 shares of Common Stock.

      At each subsequent annual meeting of stockholders, an eligible non-employee director will receive a non-qualified option for the purchase of 2,000 shares of Common Stock. All options granted under the Outside Directors’ Plan have an exercise price equal to the fair value of Common Stock on the grant date, and have a term of ten years and one day. All options granted under the Outside Directors’ Plan (i) on or after May 27, 1998 vest in full immediately upon the grant of the option; and (ii) prior to May 27, 1998 vested at the rate of 25% per year for each of the first four years, except that upon the death, disability or retirement of a non-employee director, or upon a director’s failure to win reelection after nomination at the recommendation of the Board of Directors, or upon a change of control (as defined in the Outside Directors’ Plan), all options vest automatically and immediately. All options held by a director terminate on the date that such individual ceases to be a director, provided that all options vested and exercisable on that date may be exercised for a period of up to one year following termination or, in the case of termination by reason of death, disability, retirement or failure to win reelection, as described above, for a period of three years. A total of 100,000 shares of Common Stock has been authorized for issuance under the Outside Directors’ Plan. Messrs. McElvenny, Millard, and Mason were each granted an option for the purchase of 2,000 shares of Common Stock, pursuant to the Outside Directors’ Plan, on May 14, 2002 (the date of the year 2002 Annual Meeting of Stockholders), with an exercise price of $9.65 per share, the fair market value of a share of Common Stock on that date.

Certain Relationships and Related Transactions

      The Company has retained the law firm of Zelle, Hofmann, Voelbel, Mason & Gette LLP (“Zelle”), of which Mr. Mason is a managing partner, to represent the Company with reference to certain matters during 2002, 2001 and 2000. Aggregate fees for legal services rendered to the Company by Zelle in 2002 were $235,112. Brian P. Burns, Chairman, President and Chief Executive Officer of the Company, is the father of Brian P. Burns, Jr., who currently serves as Senior Vice President — Administration and Corporate Development of the Company. Mr. Burns has agreed to recuse himself from certain substantive matters, such as compensation, benefits and terms of employment, involving his son, Mr. Burns, Jr. There are no other family relationships among any directors and executive officer of the Company. See “COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS — Option Grants during 2002” for description of certain other related party transactions.

INDEPENDENT PUBLIC ACCOUNTANTS

      On June 19, 2002, the Audit Committee of the Board of Directors decided to dismiss Arthur Andersen LLP as the Company’s independent public accountants. On July 2, 2002, the Board engaged Ernst & Young LLP to serve as the Company’s independent public accountants for the fiscal year 2002, beginning with a review of the Company’s Form 10-QSB for the period ending June 30, 2002; the Board intends to reappoint Ernst & Young to audit the books, records and accounts of the Company for the year ending December 31, 2003. A representative of that firm will be present at the Meeting with the opportunity to make a statement if he desires to do so and such representative will also be available to respond to appropriate questions.

Audit Fees

      The aggregate fees for professional services rendered by Ernst & Young in connection with their audit of the Company’s consolidated financial statements on Form 10-KSB and reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-QSB in 2002 was $45,000. In addition, a fee of $3,000 was paid to Arthur Andersen LLP in connection with their review of the consolidated financial statements included in the Company’s Form 10-QSB for the quarterly period ended March 31, 2002.

Financial Information Systems Design and Implementation Fees

      There were no professional services rendered by Ernst & Young in 2002 relating to financial information systems design and implementation.

All Other Fees

      There were no other services rendered by Ernst & Young in 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s executive officers, directors, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during fiscal year ended December 31, 2002, all required reports applicable to its executive officers, directors, and greater than ten-percent beneficial owners were filed on a timely basis.

ANNUAL REPORT TO SEC

      Stockholders who wish to obtain, without charge, a copy of the Company’s Form 10-KSB report for the year ended December 31, 2002, as filed with the Securities and Exchange Commission, should address a written request to: Secretary, BF Enterprises, Inc., 100 Bush Street, Suite 1250, San Francisco, CA 94104. Exhibits to that report are available upon written request and payment of a reasonable fee equal to the Company’s costs of copying and mailing such exhibits.

STOCKHOLDER PROPOSALS

      To be considered for presentation at the year 2004 Annual Meeting of Stockholders, a stockholder proposal must be received at the offices of the Company not later than December 13, 2003. Such proposals also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Similarly, in order for a stockholder proposal to be raised from the floor during next year’s annual meeting, written notice must be received at the offices of the Company by no later than 30 days in advance of the date of that meeting as set forth in the notice sent to stockholders (unless the meeting is held on May 1 or earlier, then such notice must be given by the stockholder to the Company within 10 days of the first public disclosure of the date of the annual meeting), and contain such information as is required under the Company’s Bylaws.

OTHER MATTERS

      The proxy holders are authorized to vote, in their discretion, upon any other business that comes before the Meeting and any adjournment or postponement of the Meeting. The Board knows of no other matters which will be presented to the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

CAROL L. YOUNG, Secretary

San Francisco, California

April 11, 2003

      YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

BF ENTERPRISES, INC.

APPENDIX A

TO PROXY STATEMENT

2002 FINANCIAL INFORMATION

Dear Shareholders:

      In the midst of a troubled economy, your Company’s financial results in 2002 were adversely affected by a decline in the inventory of residential lots available for sale within the Company’s Meadow Pointe project and by a delay in obtaining permits for construction of the remaining lots. In brief, the past year was a difficult one for your Company.

      Nevertheless, we should point out that the project has already sold 3,193 residential lots or, 90% of the original development plan of 3,548. This was accomplished approximately 3 years ahead of schedule and has returned to the Company almost $12 million in net cash, exclusive of an additional $10 million in cash from the sale of our largest commercial tract in 2001.

      For the year 2002, the Company reported net income of $906,000 or $.24 per diluted share on total revenues of $3,680,000. By contrast, in 2001, the Company reported net income of $1,839,000 or $.48 per diluted share on total revenues of $8,983,000.

      The net income figure for 2002 was reduced sharply by the following factors:

(1) As the Meadow Pointe project nears completion, the depletion of our inventory of available lots has declined to the point that at December 31, 2002 there remained only 246 residential lots to be constructed. Subject to permitting, there is land currently planned for 675 multi-family residential units and 3 commercial tracts which together aggregate 30 gross acres.

(2) In addition to the depletion of our inventory of lots, the Company also was hurt by delays in permitting and construction of remaining residential lots which severely limited lot sales in Meadow Pointe. Thus, only 195 lot sales were made in Meadow Pointe during 2002 as contrasted with 447 lot sales in 2001 – representing a dramatic drop in lot sales of more than 55% versus the prior year. Also in 2001, the Company benefited from the sale of our largest commercial tract in Meadow Pointe for approximately $10 million cash. No such sale occurred in 2002.

(3) Despite the lower volume of lot sales, the Company’s general and administrative expenses increased materially in 2002. This increase was due, in part, to the various expenses attendant to the termination of the Company’s relationship with our long time outside auditing firm, Arthur Andersen LLP, the subsequent search process leading to the engagement of Ernst & Young LLP as new outside auditors, and various legal and consulting expenses incurred in connection with the Company’s adoption of various compliance programs and practices in accordance with the provisions of the Sarbanes-Oxley Act of 2002, which was signed into law by President Bush on July 30, 2002. Moreover the Company’s operations were burdened by approximately $225,000 in legal fees and expenses relating to a lawsuit in Florida in which your Company is the plaintiff.

The Recent Economic Climate for Public Companies

      During the past three years ended December 31, 2002, the market performance of public companies as measured by the following traditional indexes, was the worst in several decades:

Name of Index	3 year period ended December 31, 2002

S&P 500	-37.6%
Dow Jones	-23.5%
NASDAQ	-67.2%

      The virtual collapse of the dot-com and high technology sectors contributed to an almost unbelievable loss of value in companies listed on the NASDAQ. This has resulted in the total loss of several trillion dollars in the market value of publicly traded securities.

      Other factors contributing to this dramatic decline were the prospects of a possible war with Iraq, the continuing threat of domestic terrorism, the pervasive and negative impact of corporate scandals and the related profound loss of trust by the investing public in the integrity and reliability of financial statements issued by prominent public companies.

      As of the date of this letter, it is still difficult to discern any wellspring of confidence in the public equity markets in the United States over the near term.

Whence We Came

      While original shareholders are familiar with the origin and purpose of your Company, it is perhaps timely and appropriate to state briefly whence BFEN came.

      In mid-1987, one of our predecessor companies, Boothe Financial Corporation (“Boothe” or “old Boothe”), decided to effect a major corporate restructuring. A few years earlier Boothe had acquired the franchisor and several important franchisees of Robert Half International and Accountemps (“RHI”). Since RHI represented, in Boothe’s view, a major corporate opportunity to grow RHI into a significant factor in the temporary personnel and permanent placement industry, it was believed that the various other disparate assets and liabilities of old Boothe should be placed in another entity so that RHI could be viewed in the investment community as a “pure play” personnel services company and thereby enjoy the high multiples accorded to those companies. Accordingly, in mid-1987 a new Company, BFEN, was formed to hold the non-RHI assets and virtually all of the liabilities of old Boothe. As a result of the restructuring, shares of BFEN were distributed to the shareholders of old Boothe as a taxable dividend and old Boothe changed its name to RHI, which, under its superb management, went on to become one of the great business successes of the last 15 years.

      Your Company, BFEN, was launched with a threefold objective:

•	To pay off and discharge almost $30 million of the IDS Realty Trust debentures;

•	To resolve and discharge substantial deferred tax liabilities, various pending tax issues in and among the several states and a myriad of other liabilities attributable to the operations of old Boothe; and

•	To develop and realize, in an orderly manner, the values inherent in our remaining real estate assets.

      Having completed two of our three principal objectives, your management in recent years has focused on capturing the values of our remaining assets.

A Current Look at Your Company

      At this juncture it is worthwhile to consider the financial position of your Company as we enter calendar 2003:

(1) The Company had a profitable year from operations in 2002. The year benefited from gains from the sale of securities — a non operating item — which amounted to $569,000 on a pretax basis.

(2) At year end 2002, the balance sheet of your Company was solid with cash, marketable securities and short term mortgages amounting to $17,936,000.

(3) Despite having used approximately $836,000 during the year 2002 to repurchase shares of the Company’s common stock, Total Stockholder’s Equity was $27,321,000 at year end, the second highest level in the Company’s history.

(4) The Company’s liabilities, exclusive of Deferred Income Taxes, were only $544,000 at December 31, 2002.

(5) The Company’s unutilized Net Operating Loss Carryforwards at December 31, 2002, were $3,200,000.

      In addition to its strong liquidity position, the Company has quickened its pace to realize the substantial value inherent in the assets of the Company.

      In Meadow Pointe, after a careful review, a new real estate brokerage firm was selected to market our 3 commercial parcels, as well as your Company’s 34 acre multi-family parcel.

      In Nashville, Tennessee, the Company is in the midst of complex negotiations involving a proposal to exchange a portion of our approximate 21 acre parcel in return for other parties undertaking to complete and pay for substantial infrastructure improvements, including grading, drainage and a reconfiguration of the topography of our parcel, which, if completed, would place the Company in a position finally to realize the substantial development potential of this property.

      In Tempe, Arizona, your Company has begun to explore with Bank One and other advisors in the Phoenix area the possible extension of its lease with Bank One. Shareholders will recall that the existing lease covering this 228,000 sq. ft. building on a 16-acre parcel expires in February 2005. While management is guardedly optimistic, we cannot provide any assurance to shareholders whether a lease extension or a new lease on favorable terms can be accomplished.

      With yields on Treasury Bills and Notes providing an unsatisfactory return, the Company began a program of investing in short term mortgages with the Graham Mortgage Corporation of Dallas, Texas. Mr. Joseph Graham, the principal owner thereof, was a former key employee of old Boothe, and provided critical assistance to us in liquidating the portfolio of the former IDS Realty Trust. At January 31, 2003, the Company had invested a total of $3,305,500 in 17 such mortgages, with a weighted average yield of 12.78% and a weighted term of 21-months. The Company is giving consideration to increasing its investment in this mortgage program.

A Look at the Future

      Your Board of Directors continues to review various alternatives aimed at unlocking values inherent in the Company’s assets.

      The principal obstacle facing the Company in 2003 is the lack of completed lots for sale to residential customers. In fact, the governmental delays in obtaining the required permits and the consequent postponement of the construction of those lots will severely impact the Company in the first several months of 2003. While Meadow Pointe has had a good relationship with Pasco County, Florida from the inception of the project, the difficulties in obtaining permits have been exacerbated in recent years. As Pasco County has matured and with many other large projects underway in the surrounding area, the permitting process has become more complex and has slowed noticeably. This is a real challenge for the Company, as we enter the final phases of development at Meadow Pointe.

      With the passage of Sarbanes-Oxley in July 2002, we explicitly recognize that the burdens and accompanying costs of complying with the ever increasing rules and regulations being promulgated by the Securities and Exchange Commission pursuant to Sarbanes-Oxley fall very heavily on small public companies such as BFEN. As just one example, the tripartite Certification Process required of your management under Sarbanes-Oxley will result in a substantial increase in the fees of our outside auditors and additional consulting expenses. Under the existing and prospective regulatory climate, we anticipate that small public companies will be forced to merge with other and perhaps larger public companies or to seek out other avenues to realize fully shareholder value.

      In view of the foregoing, in mid-2002 the Board of Directors retained an experienced real estate financial adviser to help the Board continue to explore various strategic alternatives for the Company.

      As we enter 2003, your Board has made the resolution of this important issue of unlocking asset values a matter of priority.

      Once again, we expressly acknowledge our appreciation and gratitude to each of our colleagues in the Company and to our valuable Board of Directors.

      In so doing, we also renew our thanks to our shareholders for their continued support.

Respectfully submitted,

Brian P. Burns

March 17, 2003

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-KSB

(Mark One)
☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2002,

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from to
Commission file number 0-15932

BF Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3038456
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Bush Street, Suite 1250, San Francisco, CA (Address of principal executive offices)	94104 (Zip Code)

Registrant’s telephone number, including area code: (415) 989-6580

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

$.10 Par Value Common Stock

(Title of Class)

      Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.     Yes ☑           No ☐

      Check if disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB.     ☑

      The registrant’s revenues for its most recent fiscal year ending December 31, 2002, were $3,680,000.

      As of March 14, 2003, the aggregate market value of the $.10 Par Value Common Stock held by non-affiliates of the registrant was approximately $14,630,542 based on the closing sale price for the stock on that date. This amount excludes the market value of 1,822,096 shares of Common Stock beneficially owned by the registrant’s directors and officers.

      As of March 14, 2003, there were outstanding 3,521,346 shares of the registrant’s $.10 Par Value Per Share Common Stock.

Document Incorporated by Reference

      Portions of the registrant’s Proxy Statement to be mailed to stockholders in connection with the registrant’s Annual Meeting of Stockholders, scheduled to be held in May 2003, are incorporated by reference in Part III of this report. Except as expressly incorporated by reference, the registrant’s Proxy Statement shall not be deemed a part of this report.

Forward-Looking Statements

      The Company and its representatives may from time to time make written or oral forward-looking statements with respect to long-term goals and prospects of the Company, including statements contained in the Company’s filings with the Securities and Exchange Commission and in its reports to stockholders.

      The words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which speak only as of the date made, involve risks and uncertainties, including, but not limited to, competition, general economic conditions, ability to manage and continue growth and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, those described in “Certain Factors Affecting the Business” in Item 1. Business, below. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

      The Company specifically declines to undertake any obligation to publicly revise any forward-looking statements that have been made to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

PART I

Item 1.     Business.

General

      BF Enterprises, Inc. and its subsidiaries (collectively the “Company”) currently are engaged primarily in the real estate business, including the last stages of the development of a large tract of land, known as Meadow Pointe, in suburban Tampa, Florida, and, as owner and landlord, leasing of a 228,000 square foot building on 16 acres in Tempe, Arizona. In addition, the Company owns approximately 21 acres of undeveloped land in suburban Nashville, Tennessee.

      At December 31, 2002, the Company’s assets also included approximately $14.6 million of cash, cash equivalents and marketable securities, which the Company intends to use for general corporate purposes, including development of the Meadow Pointe project.

Real Estate

      The Company’s principal real estate assets consist of the following:

      Meadow Pointe. As of February 28, 2003, the Company owned approximately 106 acres in a master planned unit development, encompassing approximately 1,724 acres, known as Meadow Pointe, in Pasco County, Florida. Since 1992, the Company has sold 3,193 lots, consisting of approximately 661 acres, to 9 homebuilders; a 40 acre commercial tract to a real estate developer; and 834 acres to the two community development districts described below. The Company also donated 79 acres to Pasco County, primarily for parks and a school site, sold an acre to a local utility and sold a two-acre church site and a one-acre day care site. Meadow Pointe is located about 20 miles northeast of downtown Tampa on County Road 581.

      The Company commenced development of Meadow Pointe in 1992. Meadow Pointe is being developed in accordance with a Development Order issued by the Pasco County Board of County Commissioners. As of December 31, 2002, there remained to be sold 7 single family lots,

240 townhome lots, land currently planned for 675 multifamily residential units and 30 gross acres of commercial parcels.

      Infrastructure construction at Meadow Pointe began in late February 1992, and the initial sales of residential lots to homebuilders closed in June 1992. The Company sold 195 lots in 2002, 447 lots in 2001, 353 lots in 2000, 457 lots in 1999, 314 lots in 1998, 297 lots in 1997, 269 lots in 1996, 211 lots in 1995, 284 lots in 1994, 267 lots in 1993 and 99 lots during the last seven months of 1992 for prices ranging from approximately $15,000 to $50,000.

      The Company is engaged in the development of residential lots and multifamily and commercial parcels for sale to homebuilders and others. The Company does not expect that it will engage in the construction of houses on finished lots. In March 1991, the Company entered into a Development and Management Agreement (the “Development Agreement”) with Devco II Corporation (“Devco”), a Florida corporation, whose principals are experienced Tampa-area real estate developers. Under the Development Agreement, Devco is responsible for planning, managing and advising the Company with respect to the development of Meadow Pointe.

      Two community development districts, both local units of Florida special purpose government, have been formed in conjunction with the development of Meadow Pointe. These districts, whose jurisdiction is limited to the Meadow Pointe project, together encompass all of the 1,724 acres within the project. During the period February 1992 through May 2000, the two community development districts issued an aggregate $79.6 million of capital improvement revenue bonds, of which approximately $20 million was outstanding at December 31, 2002. Of this amount of bonds outstanding, approximately $7 million is subject to a lien on Company owned land. The bonds were issued to finance the acquisition of property, and the construction of roads, utilities, recreation facilities and other infrastructure systems. These infrastructure improvements have been essential to the development of finished lots by the Company and the sale of those lots to homebuilders. Approximately $22 million of the aggregate $79.6 million of capital improvement revenue bonds issued by the districts are payable in equal annual installments of principal and interest over 20 years. The balance of the bonds are payable over a fixed term, but must be prepaid in part each time a developed lot or other land is sold. Annual bond installments are paid by special assessments levied against individual parcels of land within the district areas. These special assessments are collected either directly by the districts or by the Pasco County Assessor, in the same manner as county property taxes, on behalf of the districts. The outstanding bonds are secured by a first lien upon and pledge of the special assessments.

      The Company has been actively marketing its multi-family tract and its three remaining commercial tracts, the largest of which is a 16 acre tract bordering County Road 581 near a 40 acre commercial tract sold by the Company in 2001. The Company has engaged a major real estate brokerage firm on a commission basis to assist with the marketing of the properties. Contracts with two homebuilders for the sale of the remaining townhome lots have been signed and volume takedowns should commence when lot construction has been completed and approved by Pasco County.

      Commercial Building in Tempe. The Company owns a 228,000 square foot commercial building, with approximately 1,000 parking spaces, on 16 acres in the Hohokam Industrial Park in Tempe, Arizona, which is currently subject to a 10-year triple net lease to Bank One, Arizona, NA, a subsidiary of Banc One Corporation. The lease became effective March 1, 1995, and provided for the tenant’s phased occupancy of space during 1995. Base rents due under the lease are: $1,452,000 in 1996; $1,628,000 in 1997; $1,707,200 in 1998; $1,826,000 in 1999; $1,848,000 in 2000; $1,936,000 in 2001; $1,953,600 in 2002; $1,975,600 in 2003; $1,980,000 in 2004; and $330,000 for the two

months ending February 28, 2005, when the original lease term ends. During the term of the lease, the Company is amortizing income from the lease and the $423,000 cost of a related advisory fee on a straight-line basis, as required by accounting principles generally accepted in the United States. Accordingly, in 2000, 2001 and 2002 the Company reported — and in each of the remaining 2 years of the original lease term will report — rental income from the lease of $1,815,000, the average rental during the period January 1, 1996 through February 28, 2005. The Company is reporting annual lease amortization expense of $46,000 over the same period. The lease also allows the tenant two five-year renewal periods, with base rents equal to the market rental rates then in effect in the metropolitan Phoenix area. The Company cannot give any assurance that the lease will be renewed or that the property will be re-leased at rental rates equal to or above the current rental rates.

      Other Real Estate. The Company also owns approximately 21 acres of undeveloped land in suburban Nashville, Tennessee, of which 15 acres is zoned high density residential or office and 6 acres is zoned commercial/retail. Site development permits have been obtained for the entire parcel. The Company has been actively marketing its Nashville property since certain permitting and development issues were resolved in 2001 and is currently engaged in active discussions with a developer who may provide the infrastructure construction, including grading, drainage, utilities and roads on the majority of the Company’s saleable tracts in return for the Company exchanging approximately 4.3 acres of its land. There can be no assurance, however, that such a proposed transaction will be consummated.

Employees

      Currently, the Company has nine employees, all of which are employed on a full-time basis.

Competition

      The Company competes with many other firms and individuals who develop real estate or hold undeveloped or developed property for lease or sale. While competitive conditions vary substantially, depending upon the geographical area and the type of real estate asset, within a particular market the most significant competitive factors generally are location, price and zoning.

      Completion of the Meadow Pointe project may take several more years and is dependent upon, among other things, the strength of the general economy and employment growth in the Tampa area, mortgage interest rates, competitive commercial and residential developments serving the same group of commercial developers and home buyers and other factors related to the local Tampa real estate market. There are several other commercial and residential projects in the same market area as Meadow Pointe, along or near County Road 581. These projects may have an adverse impact on the rate of sales at Meadow Pointe.

Other Information

      The Company’s current business constitutes a single business segment, real estate, consisting of several properties.

      Except for the lease of the 228,000 square foot Tempe commercial building to one tenant, the Company’s business is not dependent upon a single customer or a limited number of customers, and is not seasonal. The Company does not utilize raw materials, has no order backlog, and no material portion of its business is subject to government contracts. The Company has no trademarks, service marks or tradenames other than Meadow Pointe. The Company does not engage in or make any expenditures with respect to research and development activities, and the Company’s business is not materially affected by compliance with federal, state or local provisions regulating the discharge of materials into the environment or otherwise relating to the protection of the environment.

Certain Factors Affecting the Business

      In evaluating the Company and its business, the following factors, in addition to the information mentioned elsewhere in this Form 10-KSB, should be given careful consideration.

      All of the Company’s rental revenues are derived from one property located in Tempe, Arizona. Events and conditions applicable to owners and operators of real property that are beyond the Company’s control may decrease the value of our properties. These events include, among other things: local oversupply or reduction in demand for office, industrial or other commercial space; inability to collect rent from tenants; vacancies or inability to rent spaces on favorable terms; inability to finance property development on favorable terms; increased operating costs, including insurance premiums, utilities, and real estate taxes; costs of complying with changes in governmental regulations; the relative illiquidity of real estate investments; changing sub-market demographics and property damage resulting from seismic activity. The geographical concentration of the Company’s rental property in a single market may expose the Company to greater economic risks than if the Company owned properties in several geographic regions. Any adverse economic or real estate developments in the Tempe area could adversely impact the Company’s financial condition, results from operations, cash flows and quoted per share trading price of our common stock.

      Moreover, the Company’s ability to generate sales revenues is directly related to the real estate market, primarily in Florida and to the economy in general. Considerable economic and political uncertainties currently exist. These uncertainties could have adverse effects on consumer buying habits, construction costs, availability of labor and materials and other factors affecting the Company and the real estate industry in general.

      The Company’s real estate development activities entail risks that include, among other things, the following factors: construction delays or cost overruns, which may increase project development costs; an inability to obtain required governmental permits and authorizations; an inability to secure tenants or anchors necessary to support the project; failure to achieve anticipated occupancy levels or rents; and, an inability to sell our inventory of commercial parcels.

      The Company maintains workers compensation, commercial general liability, fire, extended coverage and rental loss insurance. Management believes the policy specifications and insured limits are appropriate given the relative risk of loss, the cost of the coverage and industry practice. The Company does not carry earthquake coverage, nor does the Company carry insurance for losses such as pollution, contamination, asbestos and seepage and terrorism. Some of our policies are subject to limitations involving large deductibles or co-payments and policy limits. If the Company experiences a loss, which is uninsured or which exceeds policy limits, the Company could lose the capital invested in the damaged property as well as the anticipated future cash flows from any such property.

      These forward-looking statements are subject to factors beyond the Company’s control (such as weather, market and economic forces) and, with respect to the future development of the Company’s land, the availability of financing and the ability to obtain various governmental entitlements. No assurance can be given that the actual future results will not differ materially from the forward-looking statements. See discussion of forward-looking statements preceding PART I, above.

      A continuation or worsening of the current downturn in economic conditions could adversely affect the Company’s business.

Item 2.     Properties.

      The Company leases its headquarters office space, consisting of approximately 2,241 square feet, in the Shell Building at 100 Bush Street, in San Francisco, under a lease expiring January 31, 2004. The Company also rents approximately 830 square feet of office space, also under a lease agreement, at 125 Worth Avenue in Palm Beach, Florida. Rental of this space commenced February 1, 2002 and will terminate on February 28, 2007. The Company believes its office space is adequate for its current needs.

Item 3.     Legal Proceedings.

Meadow Pointe Litigation

      On February 1, 2002, one of the Company’s subsidiaries, Trout Creek Properties, LLC (“Plaintiff”), commenced an action in the United States District Court, Middle District of Florida, against Akerman, Senterfitt & Eidson, P.A. (“Defendant”) for attorney malpractice and breach of contract. Plaintiff filed its First Amended Complaint on April 1, 2002, and on March 19, 2003, Plaintiff filed its Second Amended Complaint adding another of the Company’s subsidiaries, Trout Creek Development, L.L.C., as a plaintiff in the litigation.

      The Amended Complaint alleges that Defendant failed to properly advise Plaintiffs and that Plaintiffs relied on Defendant’s erroneous legal advice and employed a method of prorating assessments levied by two Meadow Pointe community development districts (“CDD”) that failed to take into account that property taxes were paid in arrears on a calendar basis while CDD assessments were paid in advance on a fiscal year basis. Plaintiffs seek monetary damages in excess of $2.5 million, including statutory interest.

      The litigation is presently in the discovery stage, and a jury trial is currently scheduled to start on September 2, 2003. The Company believes that its subsidiaries have made meritorious claims, and it intends to vigorously pursue the action.

Item 4.     Submission of Matters to a Vote of Security Holders.

      No matter was submitted to a vote of the Company’s security holders during the fourth quarter of the fiscal year covered by this report.

PART II

Item 5.	Market for Registrant’s Common Equity and Related Stockholder Matters.

      The Company’s Common Stock trades on the Nasdaq National Market System tier of The Nasdaq Stock Market under the symbol “BFEN”. On March 1, 2003, there were approximately 410 holders of record of the common stock.

      Following is a list by calendar quarter of the reported high and low closing bid quotations per share for the Company’s common stock during 2002 and 2001, all of which quotations represent prices between dealers, do not include retail mark-up, mark-down or commission and may not necessarily represent actual transactions:

	Bid Quotations

	High	Low

2002
1st Quarter	$9.05	$8.25
2nd Quarter	9.00	8.40
3rd Quarter	8.47	8.40
4th Quarter	8.85	8.26

2001
1st Quarter	$11.00	$7.75
2nd Quarter	8.25	7.75
3rd Quarter	9.25	7.75
4th Quarter	9.33	8.10

      The source of the foregoing quotations was the National Quotation Bureau, Inc.

      No cash dividends were paid in 2002 or 2001, and the Board of Directors of the Company currently does not expect to declare cash dividends.

Item 6.     Selected Financial Data

      Following is a table of selected financial data of the Company for the last five years:

	Year ended December 31,

	2002	2001	2000	1999	1998

	(in thousands, except per share amounts)
Income statement data:
Revenues	$3,680	$8,983	$4,363	$6,332	$5,639
Income before income taxes	1,485	3,197	1,722	3,183	2,859
Net income	906	1,839	1,722	3,839	2,829
Net income per share:
Basic	.25	.52	.50	1.09	.78
Diluted	.24	.48	.46	1.00	.70
Average shares used in computing basic net income per share	3,559	3,520	3,445	3,508	3,640
Average shares and equivalents used in computing diluted net income per share	3,771	3,813	3,776	3,852	4,039
Balance sheet data (at end of period):
Total assets	$28,893	$29,128	$26,636	$25,140	$23,918
Subordinated debentures, unmatured	—	—	—	—	719
Stockholders’ equity	27,321	27,683	25,956	24,159	21,758
Stockholders’ equity per share (diluted)(1)	7.44	7.35	7.03	6.51	5.71

(1)	Calculation of diluted stockholders’ equity per share assumes exercise at the end of each year of all dilutive options outstanding at that time.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Forward-Looking Statements

      The Company and its representatives may from time to time make written or oral forward-looking statements with respect to long-term goals and prospects of the Company, including statements contained in the Company’s filings with the Securities and Exchange Commission and in its reports to stockholders.

      The words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which speak only as of the date made, involve risks and uncertainties, including, but not limited to, competition, general economic conditions, ability to manage and continue growth and other factors detailed in the Company’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

      The Company specifically declines to undertake any obligation to publicly revise any forward-looking statements that have been made to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Results of Operations for the Three Years Ended December 31, 2002

      During the years ended December 31, 2002, 2001 and 2000, the Company realized net income of $906,000, $1,839,000 and $1,722,000, respectively. Results for the years 2002, 2001 and 2000 included gains from sales of lots within Meadow Pointe of $950,000, $740,000 and $1,611,000, respectively. Gains from Meadow Pointe property sales in 2001 also included gains, before income taxes, of $2,438,000 and $5,000, respectively, from the sale in June 2001 of an undeveloped commercial tract and from the sale in May 2001 of a model home. The Company received approximately $10,000,000, net of closing costs, from the sale of the commercial tract.

      The Company’s reported gains and losses from property sales at Meadow Pointe are based in part upon estimates of the total revenues and costs to be derived by the Company over the life of the project. The Company periodically reviews these estimates and makes adjustments to reflect any revised estimates. Adjustments resulting from changes in estimates of sales revenue, costs and related timing and other factors affecting the project budget, were made during each of the years 2002, 2001 and 2000. These adjustments, reflecting changes occurring during these periods, resulted in aggregate reductions in revenues and costs that reduced income before income taxes by $108,000 in 2002, $1,806,000 in 2001 and $935,000 in 2000. As a result of recording changes when identified, gross margins and related margin percentages, derived on a period to period basis, may not be directly comparable. Property sales at Meadow Pointe are dependent upon, among other factors, the strength of the general economy in the Tampa area, mortgage interest rates, competitive residential developments serving the same group of home buyers and other factors related to the local Tampa real estate market. The Company sold 195 developed lots at Meadow Pointe in 2002, 447 lots in 2001 and 353 lots in 2000. The decreased sales activity in 2002 reflects (1) a significant decline in lots available for sale as the project nears completion and (2) delays in permitting and lot construction. As of December 31, 2002, there remained to be sold at Meadow Pointe, based on current estimates, approximately 247 residential lots, land currently planned for 675 multifamily residential units and three commercial tracts aggregating 30 gross acres. In view of factors beyond the control of the Company, including, but not limited to, the weather, real estate market conditions in Tampa and the economy generally, the Company cannot predict with any reasonable certainty the future sales activity at Meadow Pointe.

      Real estate rental income in each of 2002, 2001 and 2000 included $1,815,000 of rental income from the Company’s Tempe property (see Note G of Notes to Consolidated Financial Statements). The rental of model homes at Meadow Pointe accounted for $9,000 of real estate leasing income in 2000. Depreciation and amortization expense during each of these three years was entirely attributable to the Tempe property.

      Interest and dividend income from investments in 2001 increased from 2000 due to an increase in the amount of funds available for investment and decreased in 2002 as a result of declining interest rates. Interest income from mortgage loans is derived from the Company’s participation in such loans with Graham Mortgage Corporation beginning in March 2002 (see Note F of Notes to Consolidated Financial Statements).

      Real estate operating expense of $115,000 and $83,000 in 2001 and 2000, respectively, was higher than the $15,000 of such expense in 2002, principally due to legal expenses related to the Company’s disposition of its partnership interest in a limited liability company (“LLC”). The Company sold its interest in the LLC in September 2001.

      General and administrative expenses charged against income were $214,000 greater in 2002 than in 2001 and $86,000 greater in 2001 than in 2000. The higher expenses in 2002 were primarily due to increases in the cost of employee health benefits and professional services. Expenses in 2001 were increased from 2000 principally by increases in compensation for executive officers.

      The Company provided for income taxes of $579,000 and $1,358,000 in 2002 and 2001, respectively. No such provisions were made in 2000 because of benefits realized from deferred tax assets which had been fully reserved in prior periods.

Liquidity and Capital Resources

      At December 31, 2002, the Company held $14,570,000 in cash, cash equivalents and marketable securities as compared to $1,572,000 for all short-term and long-term liabilities. From time to time the Company purchases shares of its common stock, primarily in the open market (see Note L of Notes to Consolidated Financial Statements).

      During the period February 1992 through May 2000, two community development districts encompassing the Meadow Pointe project issued approximately $79,600,000 of capital improvement revenue bonds. The proceeds of such financings have been and are expected to be used to construct infrastructure improvements necessary for the development and sale of lots and multifamily parcels in Meadow Pointe. Neither district anticipates the need for any additional financing.

      Based upon the current financial condition and the current strategic initiatives of the Company, the Company believes its existing capital resources will be sufficient to satisfy its current and projected cash requirements.

Qualitative and Quantitative Disclosures About Market Risk

      The Company holds certain cash equivalents and marketable securities for non-trading purposes which are sensitive to changes in market value. The Company does not believe that changes in the market value of these financial instruments will have a material impact, either favorable or unfavorable, on its consolidated financial position or results of operations. The Company has not in the past engaged in transactions requiring the use of derivative financial instruments either for hedging or speculative purposes, and has no plans to do so in the future.

Critical Accounting Policies

      The Company’s critical accounting policies are as follows:

•	Real estate sales and related profit from land sales within the Meadow Pointe project are generally recognized using the full accrual method when title has passed to the buyer, collectibility of the consideration is probable and other criteria for sale and profit recognition are satisfied in accordance with accounting principles generally accepted in the United States governing profit recognition for real estate sales transactions. The related costs of sales are calculated based on specific identification or relative sales value. Periodic changes in estimates to the project budget are made as reductions in or additions to revenue and cost of sales.

Changes in estimates arise due to the following:

•	the expected sales value of specific lots changes;

•	the number of available lots changes due to changes in the use of the land;

•	the timing of sales changes; this impacts the amount of community development district (“CDD”) bond and general fund assessments paid by the Company. Assessments on

CDD bonds with 20 year maturities and general fund assessments are transferred to the buyers upon sale of lots within each parcel of land;

•	changes in real estate property tax payments, development management fees and other related costs.

It is the Company’s policy to review and update its projections on the project on a regular basis. As a result, gross margins and related percentages, derived on a period to period basis, may not be directly comparable.

•	Real estate inventory held for current sale and land held for future development are stated at cost. Real estate rental property is stated at cost less accumulated depreciation.

•	Impairment of real estate is recognized when estimated expected future cash flows (undiscounted and without interest charges) are less than the carrying amount of the property. The estimation of expected future net cash flows is inherently uncertain and relies to a considerable extent on assumptions regarding current and future economic and market conditions and the availability of capital to fund development and construction activities.

•	To the extent that impairment has occurred, the excess of the carrying amount of a property over its estimated fair value, less estimated selling costs, will be charged to income. As of December 31, 2002, the Company’s management believed that there was no impairment of the carrying value of the real estate inventory held for current sale and land held for future development and real estate rental property.

•	Deferred tax assets and liabilities are reflected at amounts at which realization of such amounts is more likely than not. Due to the uncertainty related to future profitability of the Company, realization of certain deferred tax assets may be uncertain. However, based on recent historical financial results and the expectation of positive financial results in future years, management believes that the deferred tax assets at December 31, 2002 will be realizable and the carrying amount of the deferred tax liabilities are appropriately stated.

•	The Company accounts for stock-based employee compensation arrangements in accordance with provisions of APB Opinion No. 25, “Accounting for Stock-Based Compensation” (“SFAS 123”). The Company follows the FASB issued Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation,” an Interpretation of APB 25 (“FIN 44”). FIN 44 clarifies the application of APB 25 for (a) the definition of an employee for purposes of applying APB 25; (b) the criteria for determining whether a plan qualifies as a noncompensatory plan; (c) the accounting consequences of various modifications to the terms of a previously fixed stock option or award; and (d) the accounting for an exchange of stock compensation awards in a business combination.

Recent Accounting Pronouncements

In June 2001, the FASB approved for issuance SFAS No. 143, “Accounting for Asset Retirement Obligations.” SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred and that the associated asset retirement costs be capitalized as part of the carrying value of the related long-lived asset. SFAS No. 143 will be effective January 1, 2003 for the Company. Management does not expect this standard to have a material impact on the Company’s consolidated financial position or results of operations.

In August 2001, the FASB approved for issuance SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 broadens the presentation of discontinued operations to include more transactions and eliminates the need to accrue for future operating losses. Additionally, SFAS No. 144 prohibits the retroactive classification of assets as held for sale and requires revisions to the depreciable lives of long-lived assets to be abandoned. SFAS No. 144 became effective January 1, 2002 for the Company. Upon implementation, this pronouncement did not have a material effect on the Company’s consolidated financial position, results of operations and financial statement presentation.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure-an Amendment of FASB Statement 123. This statement amends SFAS 123, Accounting for Stock-Based Compensation, to provide three alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results, i.e., net income and earnings per share. This statement is effective for fiscal years ending after December 15, 2002. Interim pro forma disclosures are required for interim periods beginning after December 15, 2002. The Company currently uses the intrinsic value based method of accounting for stock compensation in accordance with APB No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. The Company intends to comply with the disclosure requirements of SFAS No. 148 and will continue to account for stock based compensation in accordance with APB No. 25.

Item 8.     Financial Statements and Supplementary Data.

Index to Financial Statements and Schedules Covered by Report of Independent Auditors

Page

Report of independent auditors	A-19–20
Consolidated balance sheets at December 31, 2002 and 2001	A-21
Consolidated statements of income for the years ended December 31, 2002, 2001 and 2000	A-22
Consolidated statements of stockholders’ equity for the years ended December 31, 2002, 2001 and 2000	A-23
Consolidated statements of cash flows for the years ended December 31, 2002, 2001 and 2000	A-24
Notes to consolidated financial statements	A-25–36
Schedule III — Real estate and accumulated depreciation at December 31, 2002	A-37
Schedule IV — Mortgage loans on real estate at December 31, 2002	A-38

REPORT OF INDEPENDENT AUDITORS

To the Stockholders and the

Board of Directors of BF Enterprises, Inc.:

      We have audited the accompanying consolidated balance sheet of BF Enterprises, Inc. (a Delaware corporation) and subsidiaries as of December 31, 2002, and the related consolidated statements of income, stockholders’ equity and cash flows for the year then ended. Our audit also included the financial statement schedules listed in the Index at Item 8. These consolidated financial statements and schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audit. The 2001 and 2000 consolidated financial statements were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those consolidated financial statements in their report dated February 18, 2002.

      We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of BF Enterprises, Inc. and subsidiaries as of December 31, 2002, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedules when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

ERNST & YOUNG LLP

San Francisco, California

March 11, 2003

Note:	This is a copy of the audit report previously issued by Arthur Andersen LLP in connection with the BF Enterprises, Inc. filing on Form 10-KSB for the year ended December 31, 2001. This audit report has not been reissued by Arthur Andersen LLP in connection with this filing of Form 10-KSB.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and the

Board of Directors of BF Enterprises, Inc.:

      We have audited the accompanying consolidated balance sheets of BF Enterprises, Inc. (a Delaware corporation) and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements and the schedule referred to below are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BF Enterprises, Inc. and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

      Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The accompanying schedule listed in the index to the financial statements and schedule is presented for purposes of complying with the Securities and Exchange Commission’s rules and is not a required part of the basic consolidated financial statements. This information has been subjected to the auditing procedures applied in our audit of the basic consolidated financial statements and, in our opinion, fairly states, in all material respects, the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.

ARTHUR ANDERSEN LLP

San Francisco, California

February 18, 2002
(except with respect to the matter
discussed in Note N, as to which
the date is March 7, 2002)

BF ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
At December 31, 2002 and 2001
(in thousands)

	2002	2001

ASSETS:
Cash and cash equivalents	$11,214	$14,890
Marketable securities available for sale, at market value	3,356	2,736
Mortgage loans receivable	3,366	—
Other receivables	240	193
Real estate rental property, net of accumulated depreciation	2,063	2,114
Real estate inventory held for current sale and land held for future development	7,851	8,431
Lease contract receivable	354	492
Other assets	449	272

TOTAL ASSETS	$28,893	$29,128

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Liabilities:
Payables and accrued liabilities	$544	$711
Deferred income taxes	1,028	734

Total liabilities	1,572	$1,445

Stockholders’ Equity:
Common stock, $.10 par value authorized — 10,000,000 shares issued —3,528,039 and 3,624,639 shares outstanding	353	362
Capital surplus	14,180	15,010
Retained earnings	13,682	12,776
Other accumulated comprehensive income	16	445
Notes receivable from employees	(910)	(910)

Total Stockholders’ Equity	27,321	27,683

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$28,893	$29,128

The accompanying notes are an integral part of these consolidated statements.

BF ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
For the years ended December 31, 2002, 2001 and 2000
(in thousands, except per share amounts)

	2002	2001	2000

REVENUES:
Real estate sales	$1,399	$6,768	$2,171
Real estate rental income	1,815	1,815	1,824
Interest and dividends from marketable securities	252	350	278
Interest from mortgage loans	173	—	—
Other	41	50	90

	3,680	8,983	4,363
COSTS AND EXPENSES:
Cost of real estate sold	449	3,585	560
Real estate operating	15	115	83
Depreciation and amortization	96	96	96
General and administrative	2,204	1,990	1,904

	2,764	5,786	2,643
Income before gains from sales of securities and income taxes	916	3,197	1,720
Gains from sales of securities	569	—	2

Income before income taxes	1,485	3,197	1,722
Provision for income taxes	579	1,358	—

Net income	$906	$1,839	$1,722

Net income per share:
Basic	$.25	$.52	$.50

Diluted	$.24	$.48	$.46

Average shares used in computing basic net income per share	3,559	3,520	3,445
Average shares and equivalents used in computing diluted net income per share	3,771	3,813	3,776

The accompanying notes are an integral part of these consolidated statements.

BF ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the years ended December 31, 2002, 2001 and 2000
(in thousands)

	2002	2001	2000

Common Stock — Shares
Beginning of period	3,625	3,435	3,451
Purchases of common stock	(97)	(22)	(16)
Exercise of stock options	—	212	—

End of period	3,528	3,625	3,435

Common Stock — Par Value
Beginning of period	$362	$343	$345
Purchases of common stock	(9)	(2)	(2)
Exercise of stock options	—	21	—

End of period	$353	$362	$343

Capital Surplus:
Balance at beginning of period	$15,010	$14,256	$14,376
Purchases of common stock — excess over par value	(827)	(190)	(120)
Exercise of stock options — excess over par value	—	509	—
Benefit for income taxes from exercise of stock options	—	435	—
Other	(3)	—	—

Balance at end of period	$14,180	$15,010	$14,256

Retained Earnings:
Balance at beginning of period	$12,776	$10,937	$9,215
Net income	906	1,839	1,722

Balance at end of period	$13,682	$12,776	$10,937

Accumulated other comprehensive income:
Balance at beginning of period	$445	$420	$223
Unrealized gains (losses) from marketable equity securities, net of income taxes	(89)	25	197
Less: reclassification adjustment for gains from sales of securities included in net income	(340)	—	—

Balance at end of period	$16	$445	$420

Notes receivable from employees:
Balance at beginning of period	$(910)	$—	$—
Notes issued	—	(889)	—
Interest on notes	(44)	(21)	—
Interest payments	44	—	—

Balance at end of period	$(910)	$(910)	$—

Accumulated comprehensive income:
Balance at beginning of period	$13,221	$11,357	$9,438

Net income	906	$1,839	1,722
Unrealized gains (losses) from marketable equity securities, net of income taxes	(89)	25	197
Less: reclassification adjustment for gains from sales of securities, net of income taxes	(340)	—	—

Comprehensive income for period	477	1,864	1,919

Balance at end of period	$13,698	$13,221	$11,357

The accompanying notes are an integral part of these consolidated statements.

BF ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2002, 2001 and 2000
(in thousands)

	2002	2001	2000

Cash flows from operating activities:
Net income	$906	$1,839	$1,722
Adjustments to reconcile net income to net cash used by operating activities:
Gains from sales of securities	(569)	—	(2)
Gains from sales of real estate	(950)	(3,183)	(1,611)
Gain from sale of investment in partnership	—	(15)	—
Tax benefit from exercise of stock options	—	435	—
Provision for deferred income taxes	561	631	—
Net cash proceeds from sales of real estate	1,140	7,815	2,152
Real estate development costs	(1,280)	(2,878)	(1,765)
Reimbursement of real estate development costs	1,615	6,591	1,415
Changes in certain assets and liabilities:
Decrease (increase) in receivables	(47)	42	(33)
Decrease in lease contract receivable	138	121	39
Increase (decrease) in payables and accrued liabilities	(119)	149	(111)
Other net	(74)	184	81

Adjustments to net income	415	9,892	165

Net cash provided by operating activities	1,321	11,731	1,887

Cash flows from investing activities:
Proceeds from sales of marketable securities	1,358	—	8
Purchases of marketable securities	(2,988)	(1,127)	(301)
Principal payments on marketable debt securities	883	—	—
Sale of mortgage loan	150	—	—
Principal payments on mortgage loans	321	—	—
Additions to mortgage loans receivable	(3,837)	—	—
Issuance of notes receivable by employees	—	(380)	—
Proceeds from sale of investment in partnership	—	901	—
Investment in partnership, net	—	26	(829)

Net cash used by investing activities	(4,113)	(580)	(1,122)

Cash flows from financing activities:
Reductions in subordinated debentures	(48)	(118)	(190)
Purchases of the Company’s common stock	(836)	(192)	(122)
Proceeds from exercise of stock options	—	21	—

Net cash used by financing activities	(884)	(289)	(312)

Net increase (decrease) in cash and cash equivalents	(3,676)	10,862	453
Cash and cash equivalents at beginning of period	14,890	4,028	3,575

Cash and cash equivalents at end of period	$11,214	$14,890	$4,028

Supplemental disclosures of cash flow information:
Income taxes:
Cash paid during the year	$89	$292	$54
Cash received during the year from refunds	(30)	—	—

	$59	$292	$54

Supplemental disclosure of noncash financing activities:
Issuance of notes receivable by employees	—	509	—

The accompanying notes are an integral part of these consolidated statements.

BF ENTERPRISES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2002, 2001 and 2000

Note A — BUSINESS

      BF Enterprises, Inc. and its subsidiaries (collectively the “Company”) currently are engaged primarily in the real estate business, including the final stages of the development of a large tract of land, known as Meadow Pointe, in suburban Tampa, Florida, and, as owner and landlord, leasing of a 228,000 square foot building on 16 acres in Tempe, Arizona. In addition, the Company owns approximately 21 acres of undeveloped land in suburban Nashville, Tennessee.

      Except for the lease of the 228,000 square foot Tempe commercial building to one tenant, the Company’s business is not dependent upon a single customer or a limited number of customers.

Note B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

      The accompanying financial statements present the consolidated financial position of the Company as of December 31, 2002 and 2001, and the consolidated results of operations and cash flows of the Company for the years ended December 31, 2002, 2001 and 2000. All significant intercompany transactions, receivables and payables have been eliminated in consolidation.

Reclassification

      Certain prior year balances have been reclassified to conform with the current year presentation.

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the results of operations during the reporting period. Actual results could differ from those estimates.

Investments in Marketable Securities Available For Sale

      In accordance with Statement of Financial Accounting Standards (SFAS) No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, marketable securities, which are classified as “available-for-sale” in the accompanying consolidated balance sheets, are carried at a fair value, with the unrealized gains and losses reported in a separate component of consolidated stockholders’ equity as other comprehensive income. Realized gains and losses on available-for-sale securities are included in consolidated income. The cost of securities sold is based on the specific identification method.

Mortgage Loans Receivable

      Mortgage loans receivable represent participating interests in loans acquired through a private real estate investment firm (see Note F of Notes to Consolidated Financial Statements). All of the loans are secured by First Deeds of Trust in real property and are carried at unpaid principal balances. The Company monitors the recovery of its loans and notes receivable through on-going

BF ENTERPRISES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2002, 2001 and 2000

contact with the program sponsor and its borrowers, to insure timely receipt of interest and principal payments. Interest on mortgage loans is recognized as revenue as it accrues during the period the loan is outstanding. Mortgage loans receivable are evaluated periodically for impairment. If it becomes evident that the borrower is unable to meet its debt service obligations and cannot satisfy its payments using sources other than sales or operations of the property securing the loan, such loan will be considered impaired. Interest income on impaired loans will cease to accrue and the recorded amount will be reduced to the fair value of the collateral securing it.

Real Estate Inventory Held for Current Sale and Land Held for Future Development

      Real estate inventory held for current sale and land held for future development includes land, land development and carrying costs, including real estate taxes and assessments, management fees and other costs incurred in accordance with an agreement with the Meadow Pointe project development manager. Costs are allocated to individual lots based on the specific identification or relative value method. Real estate inventory held for current sale and land held for future development is carried at the lower of cost or net realizable value. Impairment is recognized when estimated expected future cash flows (undiscounted and without interest charges) are less than the carrying amount of the project. Due to uncertainties inherent in the valuation process and in the economy, it is reasonably possible that the actual sales values and profits of the Company’s inventory of land held for current sale and future development could be materially different than current expectations. To the extent that an impairment has occurred, the excess of the carrying amount of such property over its estimated fair value, less estimated selling costs, will be charged to income. As of December 31, 2002, the Company’s management believed that there was no impairment of the carrying value of the real estate.

Real Estate Rental Property

      Real estate rental property is stated at cost, net of accumulated depreciation, unless circumstances indicate that cost, net of accumulated depreciation, cannot be recovered from estimated future undiscounted cash flows, in which case, the carrying value of the property is reduced to estimated fair value. Due to uncertainties inherent in the valuation process and in the economy, it is reasonably possible that the actual results of operating and disposing of the Company’s property could be materially different than current expectations. No impairment write-downs have been required.

      Depreciation is provided using the straight line method over the useful lives of the respective assets. The useful lives are as follows:

Building and Improvements	40 years
Furniture and Equipment	5 to 10 years

Revenues

      Real estate sales revenue and related profit from land sales of the Meadow Pointe project are generally recognized using the full accrual method when title has passed to the buyer, collectibility of the consideration is probable, and other criteria for sale and profit recognition are satisfied in accordance with accounting principles generally accepted in the United States governing profit

BF ENTERPRISES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2002, 2001 and 2000

recognition for real estate transactions. A portion of sales proceeds are used to reimburse the Company for certain project costs incurred in accordance with an agreement with the development manager. These reimbursements are not reflected as revenue in the consolidated statements of income.

      It is the Company’s policy to review and update its project projections on a regular basis and make changes in estimates to the expected sales revenue of the remaining parcels in the project, changes in use of the land available in the project, the related timing of sales, and adjustments to costs and other factors. Periodic adjustments to sales revenue and profit are made to reflect these changes in estimates. These adjustments, reflecting changes occurring during these periods, resulted in aggregate reductions in revenues and costs that reduced income before income taxes by $108,000 in 2002, $1,806,000 in 2001, and $935,000 in 2000. As a result of recording changes when identified, gross margins and related margin percentages, derived on a period to period basis, may not be directly comparable.

      The Company, as a lessor, retains substantially all of the benefits and risks of ownership of the properties and accounts for its leases as operating leases. Real estate rental income is recognized on a straight-line basis over the term of the leases.

Cash and Cash Equivalents

      Cash and cash equivalents include short-term investments with original maturities of 90 days or less, such as treasury bills and notes, government agency bills and notes, bank deposits, time deposits, certificates of deposit, repurchase agreements, bankers’ acceptances, and commercial paper, all of which are carried at cost, which approximates fair value.

Stock-Based Compensation

      The Company accounts for stock-based employee compensation arrangements in accordance with provisions of APB Opinion No. 25 (APB 25), and complies with the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation”. The Company follows the FASB issued Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation”, an Interpretation of APB 25 (“FIN 44”). FIN 44 clarifies the application of APB 25 for (a) the definition of an employee for purposes of applying APB 25; (b) the criteria for determining whether a plan qualifies as a noncompensatory plan; (c) the accounting consequences of various modifications to the terms of a previously fixed stock option or award; and (d) the accounting for an exchange of stock compensation awards in a business combination.

Income Taxes

      The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes” . This standard requires, among other things, recognition of future tax benefits and liabilities, measured by enacted tax rates, attributable to deductible temporary differences between the financial statement and income tax basis of assets and liabilities and to tax net operating loss and tax credit carryforwards, to the extent that realization of such benefits is more likely than not.

BF ENTERPRISES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2002, 2001 and 2000

Recent Accounting Pronouncements

      In June 2001, the FASB approved for issuance SFAS No. 143, “Accounting for Asset Retirement Obligations.” SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred and that the associated asset retirement costs be capitalized as part of the carrying value of the related long-lived asset. SFAS No. 143 will be effective January 1, 2003 for the Company. Management does not expect this standard to have a material impact on the Company’s consolidated financial position or results of operations.

      In August 2001, the FASB approved for issuance SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 broadens the presentation of discontinued operations to include more transactions and eliminates the need to accrue for future operating losses. Additionally, SFAS No. 144 prohibits the retroactive classification of assets as held for sale and requires revisions to the depreciable lives of long-lived assets to be abandoned. SFAS No. 144 became effective January 1, 2002 for the Company. Upon implementation, this pronouncement did not have a material effect on the Company’s consolidated financial position, results of operations and financial statement presentation.

      In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure-an Amendment of FASB Statement 123.” This statement amends SFAS 123, “Accounting for Stock-Based Compensation,” to provide three alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results, i.e., net income and earnings per share. This statement is effective for fiscal years ending after December 15, 2002. Interim pro forma disclosures are required for interim periods beginning after December 15. 2002. The Company currently uses the intrinsic value based method of accounting for stock compensation in accordance with APB No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. The Company intends to comply with the disclosure requirements of SFAS No. 148 and will continue to account for stock based compensation in accordance with APB No. 25.

Note C — BUSINESS SEGMENTS

      The Company currently is engaged in only one business segment. The Company’s net investment in and the operating results of its various real estate activities may be derived directly from the accompanying consolidated financial statements.

Note D — EARNINGS PER SHARE

      Basic earnings per share is computed as earnings divided by the weighted average number of shares outstanding during the reported period, excluding the dilutive effects of stock options and other potentially dilutive securities. Diluted earnings per share gives effect to such dilutive securities

BF ENTERPRISES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2002, 2001 and 2000

using the treasury stock method. Earnings per share data for the periods reported have been computed as follows (in thousands, except per share amounts):

	Year Ended December 31,

	2002	2001	2000

Net income	$906	$1,839	$1,722

Weighted average number of shares outstanding:
Common stock	3,559	3,520	3,445
Common stock equivalents — stock options	212	293	331

	3,771	3,813	3,776

Net income per share:
Basic — based on weighted average number of shares of common stock outstanding	$.25	$.52	$.50

Diluted — based on weighted average number of shares of common stock and common stock equivalents outstanding	$.24	$.48	$.46

Note E — MARKETABLE SECURITIES AVAILABLE FOR SALE

      The amortized cost and fair values of marketable securities available for sale as of December 31, 2002 and 2001 were as follows (in thousands):

	2002			2001

		Gross			Gross
	Amortized	Unrealized	Fair	Amortized	Unrealized	Fair
	Cost	Gains	Value	Cost	Gains	Value

Common Stock	$342	$26	$368	$1,131	$722	$1,853
Treasury Bills	2,988	—	2,988	—	—	—
Bond	—	—	—	883	—	883

	$3,330	$26	$3,356	$2,014	$722	$2,736

      Proceeds from sales of securities available for sale were $1,358,000 in 2002 and $8,000 in 2000. There were no such sales in 2001. Gains of $569,000 and $2,000 were realized on securities sales in 2002 and 2000, respectively.

      The Treasury Bills available for sale mature in 2003.

Note F — MORTGAGE LOANS RECEIVABLE

      In March 2002, the Board of Directors authorized and approved the participation of the Company in certain mortgage loans with Graham Mortgage Corporation, a Texas corporation (“Graham Mortgage”). Pursuant to a Master Participation Agreement, by and between the Company and Graham Mortgage, dated as of March 14, 2002, the Company agreed to purchase during the year ended December 31, 2002, participating interests of $150,000 in each of nine mortgage loans, $200,000 in each of five loans, $250,000 in each of three loans, $350,000 in each of two loans, and $500,000 in one other. At December 31, 2002, the Company had advanced funds aggregating $3,837,000 under the terms of these loan agreements, and received $321,000 in principal payments. In July 2002, the Company’s participation in one of the mortgage loans was sold at par in

BF ENTERPRISES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2002, 2001 and 2000

the amount of $150,000. The loans are for terms of two to three years with yields to the Company, net of a one-half percent administrative fee, ranging from 9.75% to 14.5% per annum, and are secured by First Deeds of Trust in real property. The average effective return recorded in 2002 from mortgage loans was approximately 13% of the net carrying value of the loans. The Company may purchase more participating mortgage loans in the future.

Note G — REAL ESTATE RENTAL PROPERTY

      Real estate rental property consists of an office building on 16 acres of land in Tempe, Arizona. In 1995, the Company entered into a new 10-year net lease with Bank One, Arizona, NA, a subsidiary of Banc One Corporation. The lease provided for the phased occupancy and rental of space by Bank One during 1995, with rental of the entire premises commencing January 1, 1996. At December 31, 2002, contractual rental amounts from the lease with Bank One are projected as $1,975,600 in 2003, $1,980,000 in 2004 and $330,000 for the two months ending February 28, 2005.

      On January 1, 1996, in accordance with accounting principles generally accepted in the United States, the Company began amortizing on a straight-line basis (1) income from the lease with Bank One, resulting in annual real estate leasing income of $1,815,000 for the period ending February 28, 2005, and (2) a related $423,000 advisory fee with annual amortization expense of $46,000 over the same period.

      Real estate rental property for the years ended December 31, 2002 and 2001 was as follows (in thousands):

		Accumulated
	Cost	Depreciation	Net

2002	$4,470	$2,407	$2,063

2001	$4,470	$2,356	$2,114

Note H —	REAL ESTATE INVENTORY HELD FOR CURRENT SALE AND LAND HELD FOR FUTURE DEVELOPMENT

      At December 31, 2002, real estate inventory held for current sale and land held for future development consisted primarily of approximately 106 acres of the 1,724 acres originally included in the Company’s master-planned, mixed use development known as Meadow Pointe near Tampa, Florida. The parcels within this project are in various stages of development. Parcels on which the Company has completed substantially all of its development activities are considered to be held for current sale. Parcels on which development is not yet complete are considered to be held for future development. These assets were carried at a cost of $7,851,000 at December 31, 2002 and $8,431,000 at December 31, 2001. The Company believes that the current fair value of these assets is greater than their carrying value.

      Two community development districts, both local units of Florida special purpose government, were formed in conjunction with the development of Meadow Pointe. These districts, whose jurisdiction is limited to the Meadow Pointe project, together encompass all of the 1,724 acres within the project. During the period February 1992 through May 2000, the two community development districts issued an aggregate $79.6 million of capital improvement revenue bonds, of

BF ENTERPRISES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2002, 2001 and 2000

which approximately $20 million was outstanding at December 31, 2002. All of these bonds were issued to finance the acquisition of property, and the construction of roads, utilities, recreation facilities and other infrastructure systems.

      Approximately $22 million of the aggregate $79.6 million of capital improvement revenue bonds issued by the districts are payable in equal annual installments of principal and interest over 20 years. The balance of the bonds are payable over a fixed term, but must be prepaid in part each time a developed lot or other land is sold. Annual bond installments are paid by special assessments levied against individual parcels of land within the district areas. These special assessments are collected either directly by the districts or by the Pasco County Assessor, in the same manner as county property taxes, on behalf of the districts. The outstanding bonds are secured by a first lien upon and pledge of the special assessments. If any parcel owner, including the Company’s subsidiaries (until such time as their land has been developed and sold or otherwise transferred), but excluding the districts and the county, fails to make payment of an assessment, then such owner’s parcel will become subject to a lien which may ultimately be foreclosed for nonpayment. As of December 31, 2002, parcels of land owned by the Company’s subsidiaries were subject to bonds in the principal amount of approximately $7 million. These bonds are not reflected on the Company’s Consolidated Balance Sheets. Bond assessments will be paid by the Company if, as and when required.

      The two community development districts have purchased land from one of the Company’s subsidiaries for use in the construction of roads, ponds, conservation areas and neighborhood parks. The Company has accounted for payments it received from the two districts in connection with those transactions, as of the date received, as reductions in the carrying value of all property to be developed within the district areas.

      In March 2002, the Company and Devco II Corporation, a Florida corporation and the development manager of Meadow Pointe (“Devco”), amended the Development and Management Agreement dated March 1, 1991 pertaining to the payment of development and management fees at Meadow Pointe (the “Amendment”). Under the terms of this Amendment, Devco is entitled to a fee equal to five percent of the sales prices as shown on the settlement statements upon closing of all remaining land parcels at Meadow Pointe subsequent to January 1, 2002. In addition, Devco will be eligible to receive up to $300,000 in bonus payments if sales of certain parcels are sold no later than December 31, 2004. Effective January 1, 2002, Devco is not entitled to receive any additional fee or expense reimbursements from the Company or from either of the two Meadow Pointe community development districts. In 2002, Devco received $378,000 from the Company under this arrangement and, based on current sales projections and the expectation that the entire $300,000 bonus is achieved, the Company will pay to Devco an aggregate of approximately $1,000,000 in 2003 and 2004.

BF ENTERPRISES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2002, 2001 and 2000

Note I — INCOME TAXES

      The Company’s provision for income taxes for the years ended December 31, 2002 and 2001, consisted of (in thousands):

	Year Ended
	December 31,

	2002	2001

Current:
Federal income taxes	$(3)	$358
Federal alternative minimum taxes	38	90
State income taxes	(17)	279
	561	631

Deferred federal and state income taxes	$579	$1,358

      The Company did not include a provision for income taxes in the consolidated statement of income for the year ended December 31, 2000 because it realized the benefits of $636,000 of deferred tax assets, which had been previously fully reserved.

      As of December 31, 2002 and 2001, the Company had recorded the following net deferred tax liabilities and assets:

	Tax Effect

	December 31,	December 31,
	2002	2001

	(in thousands)
Deferred tax assets:
Net operating loss carryforwards	$1,117	$1,890
Federal Alternative Minimum Tax credits	302	263
Deferred tax liabilities:
Land basis	(2,201)	(2,376)
Unrealized securities gains	(10)	(277)
Effect of accelerated depreciation	(248)	(237)
Other	12	3

Net deferred tax liabilities	$(1,028)	$(734)

      Following is reconciliation from the expected federal statutory income tax rate to the effective tax rate, expressed as a percentage of pre-tax income, for the years ended December 31, 2002, 2001 and 2000:

	Year Ended December 31,

	2002	2001	2000

Expected federal statutory income tax rate	34.0%	34.0%	34.0%
State income taxes, net of federal tax benefit	5.9	4.5	3.9
Adjustment to valuation of state net operating loss carryforwards	(1.9)	4.6	—
Utilization of deferred tax assets	—	—	(37.9)
Other	1.0	(0.6)	—

Effective tax rate	39.0%	42.5%	0.0%

BF ENTERPRISES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2002, 2001 and 2000

      At December 31, 2002, the Company had available for federal income tax purposes unused operating loss carryforwards of approximately $3,200,000 which will expire as follows (in thousands):

2008	$900
2009	100
2010	800
2013	1,400

$3,200

Note J — SUBORDINATED DEBENTURES

      In connection with a corporate reorganization in June 1987, pursuant to which the Company took transfer of certain businesses, the Company also assumed related liabilities, including the obligations with respect to five series of subordinated debentures. All five series of subordinated debentures have matured and, at December 31, 2002, have been redeemed. At December 31, 2001, $48,000 of these debentures had not been redeemed and were included in payables and accrued liabilities in the accompanying consolidated financial statements.

Note K — COMMITMENTS AND CONTINGENCIES

Rental Commitments

      Rental expense, primarily for office premises, amounted to $110,000, $98,000 and $79,000 for the years ended December 31, 2002, 2001 and 2000, respectively. The Company’s projected minimum rental commitments under two office leases, one in San Francisco, California which, as amended, commenced on February 1, 1999 and expires on January 31, 2004 and another in Palm Beach, Florida, which commenced February 1, 2002 and expires on February 28, 2007, are:

2003	105,000
2004	39,000
2005	33,000
2006	33,000
2007	6,000

$216,000

Legal Matters

      The Company is involved from time to time in legal actions arising in the normal course of business. In management’s opinion, the liabilities, if any, that may ultimately result from such legal actions are not expected to have a materially adverse effect on the financial position, results of operations or cash flows of the Company.

Environmental Matters

      The Company follows a policy of monitoring its properties for the presence of hazardous or toxic substances. The Company is not aware of any environmental liability with respect to the properties that would have a material adverse effect on the Company’s business, assets or results of

BF ENTERPRISES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2002, 2001 and 2000

operations. There can be no assurance that such a material environmental liability does not exist. The existence of any such material environmental liability could have an adverse effect on the Company’s results of operations and cash flow.

General Uninsured Losses

      The Company carries comprehensive liability, fire, flood, extended coverage and rental loss insurance with policy specifications, limits and deductibles customarily carried for similar properties. There are, however, certain types of extraordinary losses which may be either uninsurable, or not economically insurable. Should an uninsured loss occur, the Company could lose its investment in, and anticipated profits and cash flows from, a property.

Note L — STOCKHOLDERS’ EQUITY

      From time to time, the Company purchases shares of its common stock, primarily, in the open market. In 2002, 2001 and 2000, the Company purchased an aggregate of the following number of shares of its common stock: 96,600 shares for $836,000 in 2002, of which 60,000 shares were purchased from an officer and director of the Company for $525,000; 22,200 shares for $192,000 in 2001; and 15,760 shares for $122,000 in 2000.

      In 2001, five of the Company’s employees exercised options for the purchase of 212,000 shares of the Company’s common stock. The Company received proceeds from the exercises of the options of (1) $21,000 cash and (2) notes for $889,000, which included $380,000 for withholding taxes resulting from the option exercises. Interest of $21,000 was accrued on the notes as of December 31, 2002. All notes are full-recourse and are secured by the shares issued in connection with the option exercises. Interest rates range from 4.59% to 5.12% per annum and are equal to the Applicable Federal Rates in effect at the time the notes were issued. Interest on the notes is due annually on the anniversary date of each note and principal of the notes and accrued but unpaid interest is due on the earlier of (1) the fifth anniversary of the issuance of each note or (2) the sale of the shares purchased in connection with the exercise of options. No options were exercised in 2002 or 2000.

Note M — STOCK PLANS

      The Company’s 1997 Long-Term Incentive Plan (the “1997 Plan”) provides for the granting of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance awards, stock payments and deferred stock to employees, who may also be directors of the Company. The Company’s 1993 Long-Term Equity Incentive Plan (the “1993 Employee Plan”) governs certain non-qualified stock options issued to officers and employees prior to adoption of the 1997 Plan; no new grants of options or other stock rights may be made under the 1993 Employee Plan. The Company’s 1994 Stock Option Plan for Outside Directors (the “1994 Director Plan”), provides for the grant of stock options to those of its directors who are not employed by the Company (the “Outside Directors”).

      The 1997 Plan and the 1993 Employee Plan are administered by the Board of Directors or a committee (the “Committee”), composed of not less than two directors who are disinterested persons. The Committee selects participants in the 1997 Plan and determines the number of shares

BF ENTERPRISES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2002, 2001 and 2000

subject to the options and other stock rights granted pursuant to that plan, and the terms of those options and other rights.

      The 1994 Director Plan replaced the Company’s Non-Employee Directors’ Option Plan (the “Original Director Plan”). Under the Original Director Plan, each Outside Director was automatically granted, upon election as a director, a non-qualified option for 5,000 shares of the Company’s common stock. All of the options which were granted under the Original Director Plan have been exercised. No new options may be granted under the Original Director Plan.

      Pursuant to the 1994 Director Plan, any person who becomes an Outside Director is to be granted a non-qualified option to purchase 5,000 shares of the Company’s common stock, the grant to be effective on the date of his or her election or appointment as an Outside Director, and each Outside Director who has served as such for at least one year will also receive an option to purchase 2,000 shares of the Company’s common stock on the date of each annual meeting of stockholders at which he or she is reelected a director. In accordance with the 1994 Director Plan, two Outside Directors were granted options for 5,000 shares each upon approval of the plan in May 1994 and subsequently received options for 2,000 shares each on the dates of the annual meetings of stockholders in May of each of the years 1995 through 2002. Another Outside Director was granted, at the time of his appointment in October 1996, a non-qualified option to purchase 5,000 shares of the Company’s common stock, and, in accordance with the 1994 Director Plan, subsequently received options for 2,000 shares on the date of the annual meeting of stockholders in May of each of the years 1998 through 2002. All options granted pursuant to the 1994 Director Plan have a per share exercise price equal to the fair market value of the Company’s common stock on the grant date.

      The Company does not recognize any compensation expense related to the options that it grants, as they are all exercisable at the fair value of the Company’s stock on the date of grant. Had compensation costs for the Company’s option plans been determined consistent with SFAS 123 (see Stock-Based Compensation in Note B of Notes to the Consolidated Financial Statements), the Company’s net income and earnings per share would have been reduced to the following pro forma amounts as of December 31, 2002, 2001, and 2000 (in thousands, except per share amounts):

		2002	2001	2000

Net income:	As reported	$906	$1,839	$1,722
	SFAS 123 adjustment	(12)	(22)	(14)

	Pro forma	$894	$1,817	$1,708

Diluted income per share:	As reported	$.24	$.48	$.46
	SFAS 123 adjustment	.00	.00	(.01)

	Pro forma	$.24	$.48	$.45

      As of December 31, 2002 and March 14, 2003, 357,500 shares and 322,500 shares (unaudited), respectively, were available for future grant under the 1997 Plan. As of December 31, 2002 and March 14, 2003, (unaudited) 43,000 shares were available for future grant under the 1994 Director Plan. As of December 31, 2002 and March 14, 2003, 634,500 and 669,500 (unaudited), respectively, of the stock options granted under these plans were exercisable. The options expire 10 years following their grant. Options granted under the 1997 Plan are fully vested at the date of grant.

BF ENTERPRISES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2002, 2001 and 2000

Options granted pursuant to the 1994 Director Plan, and granted prior to May 27, 1998, vested at the rate of 25% per year, for each of the first four years. On May 27, 1998, the Board of Directors amended the 1994 Director Plan to provide that all options granted on and after that date become fully vested on the date of grant.

      The fair value of each option grant is estimated as of the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 2002, 2001 and 2000:

	2002	2001	2000

Risk free interest rate	1.7%	3.6%	5.0%
Expected dividend yield	none	none	none
Expected life of options	3 years	3 years	4 years
Expected volatility	15.1%	36.9%	29.5%

      Based on these assumptions, the weighted average fair value of options granted would be calculated as $1.20 in 2002, $2.47 in 2001 and $2.35 in 2000.

      A summary of the status of the Company’s stock option plans at December 31, 2002, 2001 and 2000 and changes during the years then ended is presented in the table below:

	2002		2001		2000

		Weighted-		Weighted-		Weighted-
		Average		Average		Average
		Exercise		Exercise		Exercise
	Options	Price	Options	Price	Options	Price

Outstanding at Beginning of Year	624,500	$5.70	833,000	$4.88	827,000	$4.86
Granted	10,000	9.39	9,000	8.43	6,000	7.50
Exercised	—	—	(212,000)	2.50	—	—
Expired	—	—	(5,500)	7.25	—	—

Outstanding at End of Year	634,500	5.77	624,500	5.70	833,000	4.88

Exercisable at End of Year	634,500	5.77	624,500	5.70	833,000	4.88

      The following table summarizes information about stock options outstanding at December 31, 2002:

	Options Outstanding and Exercisable

	Number	Weighted-	Weighted-
	Outstanding and	Average	Average
Range of	Exercisable at	Remaining	Exercise
Exercise Prices	12/31/02	Contractual Life	Price

$2.88	176,000	0.87 years	$2.88
$3.87 to $4.75	94,000	2.80 years	4.66
$5.87 to $6.25	103,000	3.86 years	6.23
$7.25 to $9.65	261,500	6.04 years	7.93

	634,500

BF ENTERPRISES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2002, 2001 and 2000

SCHEDULE III — REAL ESTATE AND ACCUMULATED DEPRECIATION

BF ENTERPRISES, INC. AND SUBSIDIARIES
December 31, 2002
(Thousands of dollars)

Life on
	Initial Cost to		Gross Amount at Which						Which
	Company		Carried at Close of Period						Depreciation
in Latest
		Buildings		Buildings					Statements of
		and		and		Accumulated	Date of	Date	Operations is
Description	Land	Improvements	Land	Improvements	Total	Depreciation	Construction	Acquired	Computed

Office Building — Tempe, Arizona	$736	$3,734	$736	$3,734	$4,470	$2,407	1977	1977	40 Years

Notes:

(1)	For Federal income tax purposes at December 31, 2002, real estate was carried at a cost of $1,412,000.

(2)	Reconciliation of “Real Estate and Accumulated Depreciation”:

	Year Ended December 31,

	2002		2001		2000

	Investment	Accumulated	Investment	Accumulated	Investment	Accumulated
	Amount	Depreciation	Amount	Depreciation	Amount	Depreciation

Balance at beginning of year	$4,470	$2,356	$4,470	$2,305	$4,470	$2,254
Additions:
Depreciation charged to costs & expenses		51		51		51

Balance at end of year	$4,470	$2,407	$4,470	$2,356	$4,470	$2,305

BF ENTERPRISES, INC. AND SUBSIDIARIES

SCHEDULE IV — MORTGAGE LOANS ON REAL ESTATE
December 31, 2002 ($ in thousands)

		Final	Face			Balloon
	Interest Rate	Maturity	Amount		Carrying	Payment at
	(%)(10)	Date	(1)(2)		Amount	Maturity

Conventional First Mortgage Loans:
Land and land development:
Grand Prairie, Texas	12	04/05	$250		$221	$221
Johnson County, Texas	12	05/05	350		237	237
Kaufman County, Texas	15	11/04	150		116	116
Fairview, Texas	15	05/04	350	(4)	350	350
Pelican Bay, Texas	14	12/04	150		145	145
Grayson County, Texas	14	12/04	150		143	143
Fate, Texas	12	07/04	500		500	500
Wylie, Texas	15	07/04	250		250	250
Fort Worth, Texas	15	10/04	150	(5)	150	150
Fort Worth, Texas	12	10/05	150	(5)	150	150
Grand Prairie, Texas	12 1/2	11/05	200		34	34
Frisco, Texas	14	11/04	200	(5)	200	200
Balch Springs, Texas	12 1/2	01/05	200		120	120
Allen, Texas	14	12/04	200	(5)	200	200
Manufacturing facility and land:
Nacona, Texas and Cooke County, Texas	13 1/2	07/04	150	(7)	150	150
Warehouse:
Dallas County, Texas	10 1/4	04/04	250	(8)	250	250
Shopping Center:
Arlington, Texas	15	06/04	150	(9)	150	150

			$3,800		$3,366	$3,366

(1)	Face amount represents the Company’s participating interest in loans acquired through a real estate investment sponsor.

(2)	Interest only until maturity.

(3)	Loans that contain prepayment and late penalties entitle the Company to a pro rata portion of fifty percent (50%) of any such penalties. The remaining fifty percent (50%) of such penalties inures to the sponsor.

(4)	Prepayment penalty of 1% of principal balance if prepayment is made prior to May 1, 2003.

(5)	Prepayment penalty of 1% of principal balance if prepayment is made prior to April 1, 2003.

(6)	Prepayment penalty of ten thousand dollars if prepayment is made prior to June 1, 2003.

(7)	Prepayment penalty of 1% of principal balance if prepayment is made prior to February 1, 2003.

(8)	Prepayment penalty of seven thousand five hundred dollars if prepayment is made prior to April 1, 2003.

(9)	Prepayment penalty of 1% of principal balance if prepayment is made prior to June 1, 2003.

(10)	An administrative fee of one-half percent is deducted from the indicated interest rate by a real estate investment sponsor.

(11)	None of the mortgages is encumbered by liens in priority to the Company’s Deeds of Trust.

(12)	None of the principal amounts of the mortgages is subject to delinquent principal or interest.

(13)	Balance at beginning of period

Additions during the period:
New mortgage loans	$3,837
Deductions during the period:
Collections of principal	(321)
Sale of a mortgage loan	(150)

$3,366

(14)	At December 31, 2002, mortgage loans on real estate were carried at an amount of $3,366 for Federal income tax purposes.

PART III

Item 9.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

      None.

Item 10.	Directors and Executive Officers of the Registrant.

      The information required by Item 10 is incorporated by reference from the Company’s Proxy Statement, under the caption “Nominees of the Present Board of Directors” and “Executive Officers,” which Proxy Statement will be mailed to stockholders in connection with the Company’s annual meeting of stockholders which is scheduled to be held on May 13, 2003.

Item 11.	Executive Compensation.

      The information required by Item 11 is incorporated by reference from the Company’s Proxy Statement, under the caption “Compensation of Executive Officers,” which Proxy Statement will be mailed to stockholders in connection with the Company’s annual meeting of stockholders which is scheduled to be held on May 13, 2003.

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

Equity Compensation Plan Information

      The following table summarizes information about the Company’s compensation plans as of December 31, 2002. All outstanding awards relate to the Company’s $.10 par value Common Stock. For additional information about the Company’s equity compensation plans, see Note M of Notes to Consolidated Financial Statements.

			Number of Securities
		Weighted-Average	Remaining Available for Future
	Number of Securities to	Exercise Price of	Issuance Under Equity
	be Issued Upon Exercise	Outstanding	Compensation Plans Excluding
	of Outstanding Options,	Options, Warrants	Securities reflected in
Plan Category	Warrants and Rights(1)	and Rights	Column(a)

Equity Compensation Plans Approved by Security Holders	0	0	0
Equity Compensation Plans Not Approved By Security Holders:
1993 Long-Term Equity Incentive Plan	380,500	$4.52	0
1997 Long-Term Equity Incentive Plan	197,000	$7.81	357,500
1994 Stock Option Plan for Outside Directors	57,000	$7.05	43,000

Total	634,500	$5.76	400,500

(1)	The Company’s 1997 Long-Term Incentive Plan (the “1997 Plan”) provides for the granting of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance awards, stock payments and deferred stock to employees, who may also be directors of the Company. The Company’s 1993 Long-Term Equity Incentive Plan (the “1993 Employee Plan”) governs certain non-qualified stock options issued to officers and employees prior to adoption of the 1997 Plan; no new grants of options or other stock rights may be made under the 1993 Employee Plan. The Company’s 1994 Stock

Option Plan for Outside Directors provides for the grant of stock options to those of its directors who are not employed by the Company.

      The other information required by Item 12 is incorporated by reference from the Company’s Proxy Statement, under the caption “Beneficial Stock Ownership,” which Proxy Statement will be mailed to stockholders in connection with the Company’s annual meeting of stockholders which is scheduled to be held on May 13, 2003.

Item 13.	Certain Relationships and Related Transactions.

      The information required by item 13 is incorporated by reference from the Company’s Proxy Statement, under the caption “Certain Relationships and Related Transactions,” which Proxy Statement will be mailed to stockholders in connection with the Company’s annual meeting of stockholders which is scheduled to be held on May 13, 2003.

Item 14.	Exhibits, Financial Statement Schedules, and Reports on

      Form 8-K.

      (a)1. Financial Statements

      The following consolidated financial statements of BF Enterprises, Inc. and its subsidiaries are included in Item 8 of this report:

              Report of independent auditors.

              Consolidated balance sheets at December 31, 2002 and 2001.

Consolidated statements of income for the years ended December 31, 2002, 2001 and 2000.

Consolidated statements of stockholders’ equity for the years ended December 31, 2002, 2001 and 2000.

Consolidated statements of cash flows for the years ended December 31, 2002, 2001 and 2000.

Notes to consolidated financial statements.

Selected quarterly financial data for the years ended December 31, 2002 and 2001 have not been included in the notes to the financial statements as they were not required.

Financial Statement Schedules:

III — Real estate and accumulated depreciation

IV — Mortgage loans on real estate

Schedules I, II, and V have been omitted as they are inapplicable.

      (a)3. Exhibits

Number	Description

3.1	Restated Certificate of Incorporation — incorporated by reference to Exhibit
3 (a) to Amendment No. 1 on Form 8 to the registrant’s Form 10 registration statement, filed with the Securities and Exchange Commission on June 23, 1987.
3.2	By-Laws — incorporated by reference to Exhibit 3 (b) to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1989.
4.1	Restated Certificate of Incorporation (filed as Exhibit 3.1).

Number	Description

4.2	By-Laws (filed as Exhibit 3.2).
4.3	Specimen common stock certificate — incorporated by reference to Exhibit 4 (c) to Amendment No. 1 on Form 8 to the registrant’s Form 10 registration statement, filed with the Securities and Exchange Commission on June 23, 1987.
4.4	Indenture dated as of October 1, 1972, as amended, between IDS Realty Trust and First National Bank of Minneapolis -incorporated by reference to Exhibits 6(t) and 6(v) to the Form S-14 Registration Statement of Boothe Financial Corporation (formerly known as Boothe Interim Corporation and now known as Robert Half International Inc.) filed with the Securities and Exchange Commission on December 31, 1979.
4.5	Indenture, dated as of October 26, 1993, between the registrant and American National Bank and Trust Company, as Trustee for the registrant’s Floating Rate Subordinated Debentures due December 31, 1999 — incorporated by reference to Exhibit 4.5 to the registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1993.
4.6	Specimen certificate for the registrant’s Floating Rate Subordinated Debentures due December 31, 1999 — incorporated by reference to Exhibit 4.6 to the registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1993.
10.1	Reorganization and Distribution Agreement between the registrant and Boothe Financial Corporation (now known as Robert Half International Inc.), as amended and restated as of June 15, 1987 — incorporated by reference to Exhibit 2 to Amendment No. 2 on Form 8 to the registrant’s Form 10 registration statement, filed with the Securities and Exchange Commission on July 17, 1987.
10.2	Pledge and Security Agreement between the registrant and Boothe Financial Corporation (now known as Robert Half International Inc.), dated as of June 15, 1987 — incorporated by reference to Exhibit 10 (b) to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1987.
10.3	Tax Sharing Agreement between the registrant and Boothe Financial Corporation (now know as Robert Half International Inc.), dated as of June 15, 1987 — incorporated by reference to Exhibit 10 (c) to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1987.
10.4	Agreement of Assignment and Assumption of Rights under the Indenture, dated June 15, 1987, between the registrant and Boothe Financial Corporation (now known as Robert Half International Inc.) - incorporated by reference to Exhibit 10 (f) to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1987.
10.5	Assumption of Obligations and Liabilities, dated June 15, 1987, between the registrant and Boothe Financial Corporation (now known as Robert Half International Inc.) — incorporated by reference to Exhibit 10 (g) to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1987.
10.6*	Amended and Restated Management Incentive Compensation Plan of the registrant — incorporated by reference to Exhibit 10.9 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1991.
10.7*	Non-Employee Directors’ Option Plan of the registrant, as amended — incorporated by reference to Exhibit 10 (j) to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1989.
10.8*	The registrant’s 1993 Long-Term Equity Incentive Plan -incorporated by reference to Exhibit 10.8 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1992.
10.9*	The registrant’s 1994 Stock Option Plan for Outside Directors - incorporated by reference to Exhibit 10.9 to the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1994.
10.10a*	Employment Agreement between the registrant and Brian P. Burns, dated as of November 30, 1992 — incorporated by reference to Exhibit 10.15 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1992.
10.10b*	Amendment to Employment Agreement between the registrant and Brian P. Burns, dated as of December 28, 1995 — incorporated by reference to Exhibit 10.10b to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1995.
10.10c*	Second Amendment to Employment Agreement between the registrant and Brian P. Burns, dated as of January 1, 1997 — incorporated by reference to Exhibit 10.10c to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

Number	Description

10.10d*	Employment Agreement between the registrant and Brian P. Burns, dated as of January 1, 2000 — incorporated by reference to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.
10.11a*	Employment Agreement by and between the registrant and Paul Woodberry, dated as of December 22, 1992 — incorporated by reference to Exhibit 10.16 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1992.
10.11b*	Amendment to Employment Agreement between the registrant and Paul Woodberry, dated as of January 1, 2000 — incorporated by reference to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.
10.12a*	The registrant’s Profit Sharing Plan, as amended and restated effective July 1, 1989 — incorporated by reference to Exhibit 10.9 to the registrant’s Registration Statement on Form S-1 and Form S-4 (Registration No. 33-56290) filed with the Securities and Exchange Commission on December 24, 1992.
10.12b*	First Amendment of the registrant’s Profit Sharing Plan, adopted December 12, 1994 — incorporated by reference to Exhibit 10.12 (b) to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1994.
10.12c*	Second Amendment of the registrant’s Profit Sharing Plan, adopted March 31, 1995 — incorporated by reference to Exhibit 10.12c to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1995.
10.12d*	Amended and Restated BF Enterprises, Inc. Profit Sharing Plan, dated January 1, 2001 — incorporated by reference to Exhibit 10.12 (d) to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.
10.13*	Amended Trust Agreement, under the registrant’s Profit Sharing Plan, dated September 7, 1992, between the registrant and John M. Price, as trustee — incorporated by reference to Exhibit 10.10 to the registrant’s Registration Statement on Form S-1 and Form S-4 (Registration No. 33-56290) filed with the Securities and Exchange Commission on December 24, 1992.
10.14	Amended and Restated Letter of Credit Reimbursement Agreement, dated April 30, 1994, among IBJ Schroder Bank & Trust Company, the registrant and the registrant’s wholly-owned subsidiary, Boothe Financial Corporation — incorporated by reference to Exhibit 10.14 to the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1994.
10.15	Loan and Security Agreement, dated April 30, 1994, executed by the registrant and its wholly-owned subsidiary, Boothe Financial Corporation, in favor of IBJ Schroder Bank & Trust Company -incorporated by reference to Exhibit 10.15 to the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1994.
10.16	Lease, regarding premises at 1515 W. 14th Street, Tempe, Arizona, dated as of March 1, 1995, between the registrant, as landlord, and Bank One, Arizona, NA, as tenant — incorporated by reference to Exhibit 10.17 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1994.
10.17	Development and Management Agreement, dated as of March 1, 1991, between Trout Creek Development Corporation, a wholly-owned subsidiary of the registrant, and DEVCO II Corporation — incorporated by reference to Exhibit 10.20 (a) to the registrant’s Form 8-K report dated March 14, 1991, filed with the Securities and Exchange Commission on March 15, 1991.
10.17a	Amendment to Development and Management Agreement dated March 20, 2002 — incorporated by reference to Exhibit 10.17(a) to the registrant’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002.
10.18	Guarantee, dated as of March 1, 1991, by the registrant -incorporated by reference to Exhibit 10.20 (b) to the registrant’s Form 8-K report dated March 14, 1991, filed with the Securities and Exchange Commission on March 15, 1991.
10.19a	Office Lease, dated as of March 26, 1990, between Bush Street Limited Partnership, as landlord, and the registrant, as tenant -incorporated by reference to Exhibit 10.24 (a) to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1990.
10.19b	Lease Extension Agreement, dated as of January 19, 1995, between JMB Group Trust IV, as landlord, and the registrant, as tenant -incorporated by reference to Exhibit 10.21 (b) to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1994.
10.19c	Second Amendment to Lease, dated as of May 15, 1998, between 100 Bush Corporation, as landlord, and the registrant, as tenant -incorporated by reference to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998.

Number	Description

10.20	Property Acquisition Agreement, dated as of September 25, 1995, between Meadow Pointe II Community Development District and Trout Creek Properties, Inc., a wholly-owned subsidiary of the registrant — incorporated by reference to Exhibit 10.22 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1995.
10.21*	1997 Long-Term Incentive Plan of BF Enterprises, Inc. dated as of December 10, 1997 and approved by the Company’s stockholders at the Company’s 1998 Annual Meeting of Stockholders
held on May 27, 1998 — incorporated by reference to the registrant’s Annual Report on Form-10KSB for the fiscal year ended December 31, 1998.
10.22*	Amended BF Enterprises, Inc. 1994 Stock Option Plan for Outside Directors including all amendments through May 27, 1998 — incorporated by reference to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998.
10.23	Amended and Restated Letter of Credit Reimbursement Agreement, dated July 31, 1998, among IBJ Schroder Bank & Trust Company, the registrant and the registrant’s wholly-owned subsidiary, Boothe Financial Corporation — incorporated by reference to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998.
10.24	Agreement of General Partnership of Meadow Pointe General Partnership dated October 3, 1999 made by and between Meadow Pointe East, LLC and Devco III, L.L.C.- incorporated by reference to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.
10.25	Agreement for Development, Sale and Purchase of Real Property dated October 5, 1999 made by and between Clearwater Bay Associates, Inc. and Meadow Pointe General Partnership -incorporated by reference to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.
10.26	Management Agreement dated October 3, 1999 made by and among Meadow Pointe General Partnership, Devco III, LLC and Donald A. Buck - incorporated by reference to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.
10.26a	Second Amendment to Agreement of General Partnership of Meadow Pointe General Partnership dated March 23, 2001 between Meadow Pointe East, LLC and Devco III, LLC — incorporated by reference to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000.
10.27	Grid Promissory Note dated October 3, 1999 made by and between Meadow Pointe General Partnership and Meadow Pointe East, LLC — incorporated by reference to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.
10.27a	Amended and Restated Revolving Grid Promissory Note dated March 22, 2001 made by and between Meadow Pointe General Partnership and Meadow Pointe East, LLC — incorporated by reference to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000.
10.28	Real Estate Purchase Agreement by and between Crescent Resources, Inc., a South Carolina corporation as Purchaser and Trout Creek Properties LLC, a Delaware Limited Liability Company as Seller - incorporated by reference to Exhibit 10.28 to the registrant’s Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2001.
10.28a	First Amendment to Real Estate Purchase Agreement — incorporated by reference to Exhibit 10.28a to the registrant’s Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2001.
10.28b	Second Amendment to Real Estate Purchase Agreement — incorporated by reference to Exhibit 10.28b to the registrant’s Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2001.
10.28c	Third Amendment to Real Estate Purchase Agreement — incorporated by reference to Exhibit 10.28c to the registrant’s Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2001.
10.28d	Fourth Amendment to Real Estate Purchase Agreement — incorporated by reference to Exhibit 10.28d to the registrant’s Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2001.
10.28e	Fifth Amendment to Real Estate Purchase Agreement — incorporated by reference to Exhibit 10.28e to the registrant’s Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2001.

Number	Description

10.29	Meadow Pointe East LLC Membership Interest Purchase Agreement and Assignment — incorporated by reference to Exhibit 10.29 to the registrant’s Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2001.
10.30*	Term Sheet — Proposed Compensation Program between Trout Creek Development Corporation and Devco II Corporation — incorporated by reference to Exhibit 10.30 to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.
10.31*	Form of Security Agreement used in connection with exercise of stock options - incorporated by reference to Exhibit 10.31 to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.
10.32*	Form of Promissory Note Secured by Pledge of Stock used in connection with exercise of stock options — incorporated by reference to Exhibit 10.32 to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.
10.33	Lease Agreement, dated as of January 11, 2002, by and between the registrant and 125 Worth Avenue Limited Partnership -filed herewith.
10.34	Master Participation Agreement, effective as of March 14, 2002, by and between the registrant and Graham Mortgage Corporation - filed herewith.
21	Subsidiaries of the registrant.
99	Certifications.

*	Management contract or compensatory plan required to be filed as an exhibit pursuant to Item 14 (c) of Form 10-K.

      (b)     Reports on Form 8-K

      The registrant did not file any report on Form 8-K during the last quarter of the period covered by this report.

Item 15.	Controls and Procedures

      Within the 90-day period prior to the filing of this report, the Company carried out an evaluation, under the supervision and with the participation of the Company’s management, including the Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures pursuant to Exchange Act Rule 13a-14. Based upon that evaluation, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures are effective in timely alerting them to material information relating to the Company (including its consolidated subsidiaries) required to be included in the Company’s periodic SEC filings. It should be noted that the design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions, regardless of how remote.

      There have been no significant changes in the Company’s internal controls or in other factors which could significantly affect internal controls subsequent to the date the Company carried out its evaluation.

Item 16.	Principal Accountant Fees and Services.

      The information required by Item 16 is incorporated by reference from the Company’s Proxy Statement, under the caption “Audit Fees,” which Proxy Statements will be mailed to stockholders in connection with the Company’s annual meeting of stockholders which is scheduled to be held on May 13, 2003.

SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BF ENTERPRISES, INC.

(Registrant)

Date: March 28, 2003

By:	/s/ S. DOUGLAS POST

S. Douglas Post, Chief Financial
Officer, Vice President and
Treasurer
(Principal Financial Officer)

      Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date: March 28, 2003	By:	/s/ BRIAN P. BURNS -------------------------------------------------------- Brian P. Burns Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)

Date: March 28, 2003	By:	/s/ PAUL WOODBERRY -------------------------------------------------------- Paul Woodberry Executive Vice President, and a Director

Date: March 28, 2003	By:	/s/ DANIEL S. MASON -------------------------------------------------------- Daniel S. Mason, Director

Date: March 28, 2003	By:	/s/ RALPH T. MCELVENNY, JR. -------------------------------------------------------- Ralph T. McElvenny, Jr., Director

Date: March 28, 2003	By:	/s/ CHARLES E.F. MILLARD -------------------------------------------------------- Charles E.F. Millard, Director

Date: March 28, 2003	By:	/s/ S. DOUGLAS POST -------------------------------------------------------- S. Douglas Post, Chief Financial Officer, Vice President and Treasurer (Principal Financial Officer)

CERTIFICATIONS

I, S. Douglas Post, certify that:

      1. I have reviewed this annual report on Form 10-KSB of BF Enterprises, Inc. (the “Registrant”);

      2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

      3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this annual report;

      4. The Registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Registrant and we have:

a) designed such disclosure controls and procedures to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b) evaluated the effectiveness of the Registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the “Evaluation Date”); and

c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

      5. The Registrant’s other certifying officers and I have disclosed, based on our most recent evaluation, to the Registrant’s auditors and the audit committee of the Registrant’s board of directors (or persons performing the equivalent function):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the Registrant’s ability to record, process, summarize and report financial data and have identified for the Registrant’s auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal controls; and

      6. The Registrant’s other certifying officers and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: March 28, 2003

/s/ S. DOUGLAS POST

S. Douglas Post
Vice President, Treasurer and
Chief Financial Officer

CERTIFICATIONS

I, Brian P. Burns, certify that:

      1. I have reviewed this annual report on Form 10-KSB of BF Enterprises, Inc. (the “Registrant”);

      2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

      3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this annual report;

      4. The Registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Registrant and we have:

a) designed such disclosure controls and procedures to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b) evaluated the effectiveness of the Registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the “Evaluation Date”); and

c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

      5. The Registrant’s other certifying officers and I have disclosed, based on our most recent evaluation, to the Registrant’s auditors and the audit committee of the Registrant’s board of directors (or persons performing the equivalent function):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the Registrant’s ability to record, process, summarize and report financial data and have identified for the Registrant’s auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal controls; and

      6. The Registrant’s other certifying officers and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: March 28, 2003

/s/ BRIAN P. BURNS

Brian P. Burns
Chairman of the Board,
President and
Chief Executive Officer

CORPORATE DIRECTORY

Directors

Brian P. Burns
Chairman of the Board, President and Chief Executive Officer of the Company

Daniel S. Mason
Managing Partner of Zelle, Hofmann, Voelbel, Mason & Gette, a San Francisco law firm

Ralph T. McElvenny, Jr.
Chairman of the Board and Chief Executive Officer of Golden Oil Company, a natural resources exploration and production company

Charles E.F. Millard
Managing Partner of Millard/ O’Reilly Enterprises, a real estate, investment and consulting firm

Paul Woodberry
Executive Vice President of the Company, and consultant to Alleghany Corporation, an asset management company

Officers

Brian P. Burns
Chairman of the Board, President and Chief Executive Officer

Paul Woodberry
Executive Vice President

Stuart B. Aronoff
Senior Vice President — Operations

Brian Burns, Jr.
Senior Vice President — Administration and Corporate Development

S. Douglas Post
Chief Financial Officer, Vice President and Treasurer

Carol L. Young
Secretary

Linda J. Papciak
Assistant Secretary

Louise Killoran
Assistant Secretary

Office

100 Bush Street, Suite 1250
San Francisco, California 94104
(415) 989-6580
(Principal Office)

Registrar and Stock Transfer Agent

Registrar and Transfer Company
10 Commerce Drive
Cranford, New Jersey 07016-3572

REVOCABLE PROXY
BF ENTERPRISES, INC.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

PROXY SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS
MAY 13, 2003

     The undersigned hereby appoints Brian P. Burns and Daniel S. Mason, or either of them, with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of BF Enterprises, Inc. (the “Company”) to be held on May 13, 2003 in Tampa, Florida, at 9:30 a.m., Eastern Daylight Time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held of record by the undersigned on March 28, 2003 as directed below, and in their discretion upon such other matters as may come before the meeting.

			FOR	WITHHOLD	FOR ALL
			ALL	ALL	NOMINEES
			NOMINEES	NOMINEES	EXCEPT

1.	NOMINEES:	BRIAN P. BURNS DANIEL S. MASON RALPH T. MCELVENNY, JR. CHARLES E. F. MILLARD PAUL WOODBERRY	☐	☐	☐

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK “FOR ALL NOMINEES EXCEPT” AND PRINT THAT NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED IN PROPOSAL 1.

     Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please be sure to sign and date this Proxy in the box below	Date

Stockholder sign above	Co-holder (if any) sign above

Ù	DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED	Ù

BF ENTERPRISES, INC.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE,
WHICH REQUIRES NO POSTAGE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.